SCHEDULE 14A INFORMATION


                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934



Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12


                                 E-Z-EM, Inc.
               (Name of Registrant as Specified in Its Charter)

                                 E-Z-EM, Inc.
                  (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
|_|      No fee required.
|X| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         o     Title of each class of securities to which transaction applies:
               >    Class A Common Stock, par value $.10 per share, of
                    E-Z-EM, Inc. ("E-Z-EM Class A Common Stock");
               >    Class B Common Stock, par value $.10 per share, of
                    E-Z-EM, Inc. ("E-Z-EM Class B Common Stock")

         o     Aggregate number of securities to which transaction applies:
               9,992,315
         o Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $7.88 ((i) $7.70, the average of the high and low prices of the E-Z-EM Class A Common Stock on July 24, 2002, as reported on the American Stock Exchange, multiplied by 4,001,341, the total number of shares of E-Z-EM Class A Common Stock issued and outstanding on July 24, 2002; plus (ii) $8.00, the average of the high and low prices of the E-Z-EM Class B Common Stock on July 24, 2002, as reported on the American Stock Exchange, multiplied by 5,990,974, the total number of shares of E-Z-EM Class B Common Stock issued and outstanding on July 24, 2002) divided by (9,992,315, the total number of shares of E-Z-EM Class A Common Stock and E-Z-EM Class B Common Stock issued and outstanding on July 24, 2002).
         o     Proposed maximum aggregate value of transaction: $78,739,443
         o     Total fee paid: $15,748

|X|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         -     Amount previously paid:
         -     Form, Schedule or Registration Statement No.:
         -     Filing Party:
         -     Date Filed:

                         [E-Z-EM, INC. LETTERHEAD]


                                                       September 13, 2002

To the Stockholders of E-Z-EM, Inc.:

         You are cordially invited to attend E-Z-EM, Inc.'s 2002 Annual Meeting of Stockholders to be held at the Long Island Marriott, 101 James Doolittle Boulevard, Uniondale, New York at 10:00 a.m., local time, on Tuesday, October 15, 2002.

         At the annual meeting, we will ask you to:

         o approve the election of Howard S. Stern, David P. Meyers and George P. Ward as Class III directors of the Company, each for a term of three years, and the election of Robert J. Beckman as a Class II director of the Company, for a term of two years,

         o approve a merger of a wholly owned subsidiary of the Company with and into the Company that will have the effect of combining our two currently outstanding classes of common stock into a single, newly created class of common stock; as a result of the merger, each outstanding share of Class A common stock and each outstanding share of Class B common stock will be converted into one share of this new class of common stock; following the merger, there will be no super-majority voting requirements applicable to the Company's new class of common stock in the Company's certificate of incorporation; each stockholder will have one vote per share and all matters brought before the stockholders of the Company, other than the removal of directors, will be determined by a majority vote, and

         o ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending May 31, 2003.

         Howard S. Stern, the Chairman of the Company's board, and some of the members of Mr. Stern's family, and David P. Meyers, one of the Company's directors, and some of the members of Mr. Meyers' family, who collectively own approximately 64.2% of the Company's voting stock, have agreed to support the proposed recapitalization and have each executed irrevocable proxies in support of the recapitalization merger proposal. In addition, directors and executive officers of the Company other than Messrs. Stern and Meyers owning an aggregate of approximately 1.2% of the Company's voting stock have indicated that they intend to vote their shares in favor of the recapitalization merger proposal.

         The matters that will be presented for a stockholder vote at the annual meeting are discussed in greater detail in the accompanying proxy statement. We also have enclosed our 2002 Annual Report on Form 10-K. If you have any questions or comments about the matters discussed in this document or the annual report, or about the operations of E-Z-EM generally, we would be pleased to hear from you.

         It is important that your shares be voted at the annual meeting. If you are unable to attend the meeting in person and wish to have your shares voted, you may vote by completing, signing and dating the enclosed proxy card and returning it in the accompanying envelope as promptly as possible.

         Although only holders of record of E-Z-EM's Class A common stock at the close of business on September 4, 2002 are entitled to vote at the annual meeting, we invite all E-Z-EM stockholders, including the holders of non-voting E-Z-EM Class B common stock, to attend. We hope that you will take this opportunity to meet with us to discuss your company.

         Please see "Risk Factors" beginning on page 8 of the accompanying proxy statement for a discussion of risks and uncertainties that you should consider when deciding how to vote at the annual meeting.

                                           Sincerely,


                                           Anthony A. Lombardo
                                           President and Chief Executive Officer


         NOTE: Holders of E-Z-EM's non-voting Class B common stock are not entitled to vote at the annual meeting and will not receive a proxy card with this proxy statement.

         The securities to be issued in the recapitalization merger described in this proxy statement are being issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(9) of that Act. Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of the common stock to be issued in connection with the recapitalization merger described in this proxy statement or determined if this proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

         This proxy statement is dated September 13, 2002, and is first being mailed to stockholders on or about September 13, 2002.

                                 E-Z-EM, INC.
                                717 Main Street
                           Westbury, New York 11590

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         I am pleased to give you notice that the 2002 Annual Meeting of Stockholders of E-Z-EM, Inc. will be held at the Long Island Marriott, 101 James Doolittle Boulevard, Uniondale, New York, on Tuesday, October 15, 2002 at 10:00 a.m., local time. At the annual meeting you will be asked to:

         o approve the election of Howard S. Stern, David P. Meyers and George P. Ward as Class III directors of the Company, each for a term of three years, and the election of Robert J. Beckman as a Class II director of the Company, for a term of two years,

         o approve a merger of a wholly owned subsidiary of the Company with and into the Company that will have the effect of combining our two currently outstanding classes of common stock into a single, newly created class of common stock; as a result of the merger, each outstanding share of Class A common stock and each outstanding share of Class B common stock will be converted into one share of this new class of common stock; following the merger, there will be no super-majority voting requirements applicable to the Company's new class of common stock in the Company's certificate of incorporation; each stockholder will have one vote per share and all matters brought before the stockholders of the Company, other than the removal of directors, will be determined by a majority vote,

         o ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending May 31, 2003, and

         o transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on September 4, 2002 as the record date for the annual meeting. Only stockholders of record of the Company's Class A common stock on the Company's stock transfer books on the close of business on that date are entitled to vote at the meeting.

                                            By Order of the Board of Directors,


                                            PETER J. GRAHAM, Secretary
                                            Westbury, New York

Dated: September 13, 2002



         Whether or not you expect to be present at the meeting, you are urged to fill in, date, sign and return the enclosed proxy card in the envelope that is provided, which requires no postage if mailed in the United States.

         If you wish to attend the annual meeting, please check the appropriate box on the enclosed proxy card and return it in the enclosed envelope.

         The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be terminated at any such adjourned meeting.


                                             TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----
SUMMARY TERM SHEET.......................................................................................1

QUESTIONS AND ANSWERS ABOUT THE RECAPITALIZATION
     MERGER AND THE ANNUAL MEETING.......................................................................1

RISK FACTORS.............................................................................................8

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS........................................................9

THE STOCKHOLDERS MEETING................................................................................10
         Date, Time and Place...........................................................................10
         Proposals To Be Considered.....................................................................10
         Record Date; Voting Securities.................................................................10
         Votes Required.................................................................................11
         Share Ownership of Management and Certain Stockholders.........................................11
         Voting of Proxies..............................................................................12
         Revocability of Proxies........................................................................12
         Solicitation of Proxies........................................................................13

ELECTION OF DIRECTORS...................................................................................14
         Nominees.......................................................................................14
         Recommendation of the Board of Directors.......................................................15
         Other Directors................................................................................15
         Meetings.......................................................................................17
         Compensation of Directors......................................................................17
         Executive Officers.............................................................................18

EXECUTIVE COMPENSATION..................................................................................20
         Summary Compensation Table.....................................................................20
         Option/SAR Grants Table........................................................................21
         Aggregated Option Exercises and Fiscal Year-End Option Value Table.............................21
         Employment Contracts...........................................................................22
         Severance Arrangements.........................................................................22
         Audit Committee Report.........................................................................23
         Compensation and Stock Option Committee Report on Executive Compensation.......................25
         Security Ownership.............................................................................28
         Stock Performance..............................................................................31
         Certain Relationships and Related Transactions.................................................32
         Section 16(a) Beneficial Ownership Reporting Compliance........................................33

THE RECAPITALIZATION....................................................................................34
         Background and Reasons for the Recapitalization................................................34
         Recommendation of the Board of Directors.......................................................38
         Opinion of E-Z-EM's Financial Advisor..........................................................39
         Certain Effects of the Recapitalization Merger.................................................45
         Conversion of Shares...........................................................................46
         Treatment of Stock Options.....................................................................46
         Employee Benefit Plans.........................................................................46
         Federal Securities Law Consequences............................................................47
         Material Federal Income Tax Consequences of the Recapitalization...............................47
         Accounting Treatment...........................................................................48
         AMEX Listing...................................................................................48
         No Appraisal Rights............................................................................48
         Regulatory Approval............................................................................48

THE AGREEMENT AND PLAN OF MERGER AND RECAPITALIZATION...................................................49
         The Recapitalization...........................................................................49
         Conversion of Shares in the Recapitalization...................................................49
         Certificate of Incorporation and By-Laws of the Company........................................49
         Exchange of Certificates.......................................................................50
         Treatment of Stock Options ....................................................................50
         Effective Time of the Recapitalization.........................................................51
         Board of Directors and Officers of the Surviving Corporation...................................51
         Conditions to Completion of the Recapitalization Merger........................................51
         Termination....................................................................................51
         Amendment; Waiver..............................................................................51

DESCRIPTION OF CAPITAL STOCK OF THE COMPANY
FOLLOWING THE RECAPITALIZATION..........................................................................52
         Description of Capital Stock of the Company Following the Recapitalization.....................52
         Comparison of the Rights of Stockholders.......................................................53

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.....................................................56
         General........................................................................................56
         Recommendation of the Board of Directors.......................................................57

ANNUAL REPORT...........................................................................................57

STOCKHOLDER PROPOSALS...................................................................................57

OTHER MATTERS...........................................................................................57

WHERE YOU CAN FIND MORE INFORMATION.....................................................................57


ANNEX A           OPINION OF HOULIHAN LOKEY HOWARD &
                  ZUKIN FINANCIAL ADVISORS, INC.

ANNEX B           AGREEMENT AND PLAN OF MERGER AND RECAPITALIZATION

                              SUMMARY TERM SHEET

               QUESTIONS AND ANSWERS ABOUT THE RECAPITALIZATION
                         MERGER AND THE ANNUAL MEETING

When and where will the annual meeting be held?

         The annual meeting will take place at the Long Island Marriott, 101 James Doolittle Boulevard, Uniondale, New York, on October15, 2002 at 10:00 a.m., local time. See "The Stockholders Meeting-Date, Time and Place" beginning on page 10 for more information.

What am I being asked to vote on at the annual meeting?

         If you are a holder of shares of Class A common stock, we are asking you to vote those shares on three matters:

         o the election of Howard S. Stern, David P. Meyers and George P. Ward as Class III directors of the Company, each for a term of three years, and the election of Robert J. Beckman as a Class II director of the Company, for a term of two years,

         o a merger of a wholly-owned subsidiary of the Company with and into the Company that will have the effect of combining our two currently outstanding classes of common stock into a single, newly created class of common stock; as a result of the merger, each outstanding share of Class A common stock and each outstanding share of Class B common stock will be converted into one share of this new class of common stock; following the merger, there will be no super-majority voting requirements applicable to the Company's new class of common stock in the Company's certificate of incorporation; each stockholder will have one vote per share and all matters brought before the stockholders of the Company, other than the removal of directors, will be determined by a majority vote, and

         o the ratification of the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending May 31, 2003.

Who is entitled to vote?

         Only holders of Class A common stock on the September 4, 2002 record date for the annual meeting are eligible to vote. Holders of non-voting Class B common stock will not be entitled to vote on any matter presented at the annual meeting.

What is the recapitalization merger?

         The recapitalization merger is the mechanism we will use to combine our two currently outstanding classes of common stock into a single class of common stock. We currently have two publicly traded classes of common stock. Our Class A common stock is traded on the American Stock Exchange, or AMEX, under the symbol "EZM.A." As of the record date, there were 4,001,341 shares of Class A common stock issued and outstanding. Our Class B common stock is traded on the AMEX under the symbol "EZM.B." As of the record date, there were 5,990,974 shares of Class B common stock issued and outstanding. On July 9, 2002, the last trading day prior to the public announcement that the Company intended to proceed with the recapitalization merger, the closing price of the Class A common stock and the Class B common stock was $8.06 per share and $7.75 per share, respectively, as reported on the AMEX. On September 6, 2002, the last trading day prior to the printing of this proxy statement, the closing price of the Class A common stock and the Class B common stock was $6.75 per share and $6.50 per share, respectively, as reported on the AMEX.

         In connection with the recapitalization merger proposal, we have entered into an agreement and plan of merger and reorganization with a newly formed, wholly owned subsidiary of E-Z-EM. A copy of this agreement, which we refer to in this proxy statement as the recapitalization merger agreement, is attached as Annex B to this proxy statement. As provided in the recapitalization merger agreement, if the recapitalization merger proposal is approved by stockholders and the other conditions to completion of the recapitalization merger are satisfied, our wholly owned subsidiary will be merged with and into E-Z-EM. As a result of the merger, each outstanding share of Class A common stock and each outstanding share of Class B common stock will be converted into one share of our new common stock.

Why is the recapitalization merger being proposed?

         We believe that the simplified capital structure that will result from the recapitalization merger will assist your board of directors and management in creating and preserving long-term stockholder value. We expect our new structure will provide, among others, the following benefits:

         o eliminating potential investor confusion and additional administrative expenses caused by our dual class capital structure,

         o eliminating any negative impact on the market price of our shares that we believe results from our dual class structure,

         o potentially increasing our investor base and the liquidity, trading volume and trading efficiencies of our common shares,

         o potentially increasing our ability to use stock as an acquisition currency, and

         o potentially enhancing our ability to attract analyst coverage and investments by mutual funds and other types of investors that do not purchase non-voting securities.

What will I receive in the recapitalization merger?

         In the recapitalization merger, you will receive one share of a new class of the Company's common stock for each share of Class A common stock and each share of Class B common stock you own when the recapitalization merger is completed. This new class of common stock will be the only outstanding class of E-Z-EM common stock following the recapitalization merger.

What effects will result from the recapitalization merger?

         As a result of the recapitalization merger:

         o Although the relative ownership interest of each holder of common stock will be the same immediately after the recapitalization merger as it was prior thereto, the relative voting power of the Class A common stock will be reduced by approximately 60.0% as a result of the conversion of the non-voting Class B common stock into shares of the new class of voting common stock that will be issued in the recapitalization merger.

         o The current Class A common stock and Class B common stock will cease to be listed on the AMEX and these classes of stock will cease to exist.

         o The Company will terminate registration of the Class A common stock and Class B common stock under the Exchange Act.

         o The recapitalization will not have an adverse impact on the Company's stock option plans or employee stock purchase plan. Each outstanding employee option to purchase shares of Class A common stock and Class B common stock will be converted into an option to purchase the same number of shares of the Company's new common stock as were subject to the old option. The exercise price and other terms of the options will remain the same as before the recapitalization.

         o All of our employee benefit and welfare plans, such as our medical plans and pension plans, are expected to continue substantially unchanged and benefits under these plans are not expected to be affected by the recapitalization.

How will my rights as a stockholder differ after the recapitalization?

         After the recapitalization occurs, all of the Company's stockholders will hold the same class of E-Z-EM common stock. This new class of common stock will entitle the holder to one vote per share on all matters submitted to a stockholder vote. Except in the case of a vote regarding the removal of directors, super-majority voting requirements will not be applicable to any matters submitted to a stockholder vote and all such matters will be decided by a majority vote. In addition, we will eliminate the provisions of our certificate of incorporation requiring that a tender offer be made for the outstanding shares of Class B common stock under some circumstances. We will also eliminate the other provisions relating to the shares of Class A common stock and Class B common stock, including the current dividend preference on the Class B shares, since these classes of stock will no longer exist after the recapitalization. Aside from these changes, the Company's certificate of incorporation and by-laws will remain the same as prior to the recapitalization.

What is the position of the board of directors regarding the proposed recapitalization?

         Your board of directors believes that the recapitalization merger agreement and the transactions contemplated by that agreement, including the merger that will effect the recapitalization of the Company, are advisable and fair to, and in the best interests of the Company and all of our stockholders. Your board of directors, by a unanimous vote of those present, approved the recapitalization merger and recommends that you vote FOR the recapitalization merger proposal.

Do E-Z-EM's significant stockholders support the proposed recapitalization?

         Yes. Howard S. Stern, the Chairman of the Company's board, and some of the members of Mr. Stern's family, and David P. Meyers, one of the Company's directors, and some of the members of Mr. Meyers' family, who collectively own approximately 64.2% of the Company's voting stock, have agreed to support the proposed recapitalization and have each executed irrevocable proxies in support of the recapitalization merger proposal. See "Background and Reasons for the Proposed Recapitalization" beginning on page 34 for a more detailed description of the agreement among Messrs. Stern and Meyers and their respective family members.

Do I have appraisal rights?

         Under the applicable law of Delaware, our state of incorporation, neither the holders of Class A common stock nor the holders of Class B common stock will have appraisal rights in connection with the recapitalization merger.

What companies are involved in the recapitalization merger?

E-Z-EM, Inc.

         E-Z-EM, the world's largest manufacturer of contrast agents for gastrointestinal radiology, has developed the only CT injector on the market that can help detect contrast extravasation, the new EmpowerCT(TM) with patented EDA(TM) technology. The Company has also recently introduced a complete tool kit for virtual colonoscopy (also referred to as CT colonography, or CTC), an innovative technology that could lead to a substantial increase in the number of patients being screened for colorectal cancer. Virtual colonoscopy visualizes the gastrointestinal tract using advanced CT imaging and 3D computer reconstruction of that data. The Company's product line consists of the InnerviewGI(TM) 3D imaging workstation; LoSo Prep(TM) and NutraPrep(TM) patient-friendly colon preparation products and nutritional meal kits; a tagging agent trade-named Tagitol(TM) to help practitioners distinguish pathology from colonic residue; and the PROTOCO2L(TM) carbon dioxide colon insufflation system. E-Z-EM's wholly owned subsidiary, AngioDynamics, manufactures a wide range of products, including angiographic, vascular access, thrombolytic, angioplasty, stents, as well as abdominal infection drainage products. AngioDynamics' focus is on diagnostic and therapeutic products for interventional radiology and other areas of minimally invasive surgery. Enteric Products, Inc., another subsidiary, develops, manufactures and markets tests for detection of the ulcer-and cancer-causing bacterium Helicobacter pylori.

Merger Sub

         E-Z-EM Merger Sub, Inc., a wholly owned subsidiary of E-Z-EM, is a newly formed corporation formed for the sole purpose of implementing the recapitalization merger. Merger Sub has not conducted any business since its formation. At the time of the recapitalization merger, Merger Sub will merge into E-Z-EM and cease to exist.

         For additional information on E-Z-EM or Merger Sub, please contact Dennis J. Curtin at 1-800-544-4624, ext. 320 (E-mail: dcurtin@ezem.com), or visit our corporate web site at www.ezem.com. E-Z-EM's address is 717 Main Street, Westbury, New York 11590.

What risks should I consider in voting on the recapitalization merger?

         You should review "Risk Factors" on page 8.

What stockholder vote is required to approve the proposals at the annual meeting?

Election of Directors

         The directors nominated for election will be elected by a plurality of the votes cast by the holders of shares of Class A common stock, in person or by proxy, at the annual meeting. Abstentions from voting and broker "non-votes" on the election of directors will have no effect since they will not represent votes cast at the annual meeting for the purpose of electing directors.

Approval of the Plan of Merger and Recapitalization Agreement

         The recapitalization merger proposal must be approved by the holders of 66% of the shares of Class A common stock actually voted at the annual meeting and by the holders of a majority of the outstanding shares of Class A common stock. For the purposes of this vote, a vote to abstain and a broker non-vote will each have the same legal effect as a vote cast AGAINST approval of the recapitalization merger proposal.

         Howard S. Stern, the Chairman of the Company's board, and some of the members of Mr. Stern's family, and David P. Meyers, one of the Company's directors, and some of the members of Mr. Meyers' family, who collectively own approximately 64.2% of the Company's voting stock, have agreed to support the proposed recapitalization and have each executed irrevocable proxies in support of the recapitalization merger proposal. In addition, directors and executive officers of the Company other than Messrs. Stern and Meyers owning an aggregate of approximately 1.2% of the Company's voting stock have indicated that they intend to vote their shares in favor of the recapitalization merger proposal. See "Background and Reasons for the Proposed Recapitalization" beginning on page 34 for a more detailed description of the agreement among Messrs. Stern and Meyers and their respective family members.

Ratification of the Appointment of Independent Auditors

         The proposal to ratify the board's appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending May 31, 2003 must be approved by the affirmative vote of a majority of the votes cast at the annual meeting. For the purposes of this vote, a vote to abstain and a broker non-vote will each have the same legal effect as a vote cast AGAINST the ratification of the appointment of the independent auditors.

When is the recapitalization merger expected to be completed?

         If stockholders approve the recapitalization merger proposal at the annual meeting, we currently expect the recapitalization merger to be completed on or shortly after the date of the annual meeting.

Should I send in my stock certificates now?

         No. If the recapitalization merger is completed, you will receive written instructions on how to exchange your stock certificates. See "The Recapitalization - Exchange of Certificates" beginning on page 50 for more information.

What are the federal income tax consequences of the recapitalization merger?

         We believe that the recapitalization will constitute a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code. Accordingly, you will not recognize any gain or loss upon the receipt of new common stock in exchange for your old Class A common stock or Class B common stock pursuant to the recapitalization.

         A stockholder's aggregate adjusted tax basis in the new common stock received in the recapitalization will be equal to such stockholder's aggregate tax basis in its old Class A common stock or Class B common stock surrendered in exchange therefor. A stockholder's holding period for the new common stock received in the recapitalization should include such stockholder's holding period for its old Class A common stock or Class B common stock surrendered in exchange therefor.

         You are strongly urged to consult your tax advisor as to the specific tax consequences to you of the recapitalization, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

         See "The Recapitalization - Material Federal Income Tax Consequences of the Recapitalization" for more information.

What do I need to do now?

         First, read this proxy statement carefully. Then, you should, as soon as possible, submit your proxy by either executing and returning the enclosed paper proxy card. See "The Stockholders Meeting" beginning on page 10 for more information.

How important is my vote?

         Notwithstanding that Messrs. Stern and Meyers and their respective family members who collectively own approximately 64.2% of the Company's voting stock have each executed irrevocable proxies in support of the recapitalization merger proposal, the recapitalization merger cannot be completed without the affirmative vote of the holders of 66% of the shares of E-Z-EM Class A common stock actually voted at the annual meeting and by the holders of a majority of the outstanding shares of Class A common stock, therefore, every stockholder vote is important. An abstention or failure to vote will have the same effect as a vote against the merger.

If my broker holds my shares in "street name," will my broker vote my shares for me?

         Your broker has the discretion to vote your shares without any instructions from you on the approval of the nominees for director and the ratification of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending May 31, 2003. However, your broker will vote your shares on the recapitalization merger agreement proposal only if you provide written instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. See "The Stockholders Meeting-Voting of Proxies" beginning on page 12 for more information.

May I change my vote after I have submitted my proxy?

         Yes.  To change your vote you can do any of the following:

         o deliver to the Secretary of the Company prior to the annual meeting a written notice of revocation bearing a later date or time than the proxy,

         o submit another proxy by mail that is later dated and, if applicable, that is properly signed, or

         o    attend the annual meeting and vote in person.

         Attendance at the annual meeting will not by itself constitute revocation of a proxy. If an adjournment occurs, it will have no effect on the ability of stockholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies. E-Z-EM does not expect to adjourn the annual meeting for a period of time long enough to require the setting of a new record date for such meeting. See "The Stockholders Meeting-Revocability of Proxies" beginning on page 12 for more information.

Where can I find more information about E-Z-EM?

         You can find more information about E-Z-EM from various sources described under "Where You Can Find More Information" beginning on page 57 of this proxy statement.

Who can help answer my questions?

         If you have any questions concerning the recapitalization merger proposal, any other proposal or the annual meeting, if you would like additional copies of the proxy statement or if you will need special assistance at the meeting, please call our Senior Vice President - Chief Financial Officer, Dennis J. Curtin, at (800) 544-4624, ext. 320. In addition, information regarding the annual meeting is available via the Internet at our website (www.ezem.com). The summary information provided above in "question and answer" format is for your convenience only and is merely a brief description of material information contained in this proxy statement.


                                 RISK FACTORS

         In addition to the other information included in this proxy statement, including the matters addressed in "Special Note Regarding Forward-Looking Statements" on page 9, you should carefully consider the matters described below in determining whether to approve the recapitalization merger proposal.

We may not realize all the benefits we expect from the recapitalization merger.

         The combination of Class A common stock and Class B common stock to a single class of new voting common stock may not enhance stockholder value or improve the liquidity and marketability of the Company's stock. In addition, factors unrelated to our stock or our business, such as the general perception of the recapitalization by the investment community, may cause a decrease in the value of the new common stock and impair its liquidity and marketability. In addition, securities markets worldwide have recently experienced significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could cause a reduction in the market price and liquidity of our new common stock following the recapitalization merger, particularly if the recapitalization is not viewed favorably by the investment community.

The trading price of our new common stock may be less than the value of the securities you currently hold.

         If the recapitalization merger is completed, you will receive shares of a new class of our common stock with no prior trading history or trading market. This new security may experience price volatility and there can be no assurance that the trading price of this new common stock will be greater than the price at which your shares of Class A or Class B common stock currently trade. Accordingly, the value of the stock you receive in the recapitalization merger may be less than, equal to or greater than the value of the securities you will be giving up in the merger. It is not possible to predict the trading price of our new common stock with any degree of accuracy.

The recapitalization merger will reduce the relative voting power of the Class A shares.

         Our currently outstanding Class B common stock does not entitle the holder to any voting rights, except as required by law. As such, all of the Company's voting power is currently vested in the Class A shares. Since shares of both Class A common stock and Class B common stock will be converted in the recapitalization merger into shares of a new class of E-Z-EM voting common stock, the voting power of the Class A shares will be diluted. Since we currently have 4,001,341 outstanding shares of Class A common stock and 5,990,974 outstanding shares of Class B common stock, after conversion of the Class A shares in the recapitalization merger, the holder of a Class A share will experience an approximately 60.0% reduction in relative voting power. Some of the current significant holders of our Class A shares also hold a significant percentage of our outstanding Class B shares. Accordingly, those holders may not experience as significant a reduction in actual voting power as holders that only own Class A shares. In addition, following the recapitalization merger, the current super-majority voting requirements contained in the Company's certificate of incorporation, which may have certain anti-takeover and other potentially beneficial effects, will be eliminated. After the recapitalization merger, stockholders will not have the benefit of these provisions.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This proxy statement includes various forward-looking statements about E-Z-EM that are subject to risks and uncertainties. Forward-looking statements include the information concerning future financial performance, business strategy and the projected plans and objectives of E-Z-EM set forth under:

         o "Questions and Answers About the Recapitalization Merger and the Annual Meeting," and

         o    "The Recapitalization".

         Statements preceded by, followed by or that otherwise include the words "believes", "expects," "anticipates," "intends," "estimates," "plans," "may increase," "may fluctuate" and similar expressions or future or conditional verbs such as "will," "should," "would," and "could" are generally forward-looking in nature and not historical facts. You should understand that certain factors, in addition to those discussed elsewhere in this proxy statement, could affect the future results of the Company, and could cause results to differ materially from those expressed in such forward-looking statements, including:

         o    the ability of the Company to develop its products;

         o    future actions by the FDA or other regulatory agencies;

         o    results of pending or future clinical trials;

         o    general market conditions, competition and pricing;

         o the financial resources of, and products available to, competitors;

         o changes in laws and regulations, including changes in accounting standards;

         o    changes in the securities and foreign exchange markets; and

         o    the market's perception of the proposed recapitalization.

These forward-looking statements involve risks and uncertainties in addition to the risk factors described above under "Risk Factors" beginning on page 8.

         Most of these factors are difficult to predict accurately and are generally beyond the control of E-Z-EM.

         You should consider the areas of risk described above in connection with any forward-looking statements that may be made by E-Z-EM or anyone acting for E-Z-EM. Except for their ongoing obligations to disclose material information under the federal securities laws, E-Z-EM undertakes any obligation to release publicly any revisions to any forward-looking statements, to report events or circumstances after the date of this proxy statement or to report the occurrence of unanticipated events. For any forward-looking statements contained in this proxy statement, E-Z-EM claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.


                           THE STOCKHOLDERS MEETING

Date, Time and Place

         This proxy statement is being furnished to you in connection with the solicitation of proxies by the board of directors of E-Z-EM, Inc. from holders of E-Z-EM's Class A common stock for use at the annual meeting of stockholders to be held at the Long Island Marriott, 101 James Doolittle Boulevard, Uniondale, New York, on October 15, 2002 at 10:00 a.m., local time, and at any adjournments or postponements of the annual meeting.

Proposals To Be Considered

         At the annual meeting, we will ask holders of Class A common stock to consider and vote upon the following items:

Election of Directors

         The election of four of the Company's nine directors. If elected, the Board's nominees for Class III director, Howard S. Stern, David P. Meyers and George P. Ward, will each serve until the 2005 annual meeting of stockholders, and the Board's nominee for Class II director, Robert J. Beckman, will serve until the 2004 annual meeting of stockholders or, in each case, until their respective successors are duly elected and qualified.

Approval of the Recapitalization Merger

         Approval of a merger of a wholly-owned subsidiary of the Company with and into the Company that will have the effect of combining our two currently outstanding classes of common stock into a single, newly created class of common stock; as a result of the merger, each outstanding share of Class A common stock and each outstanding share of Class B common stock will be converted into one share of this new class of common stock; following the merger, there will be no super-majority voting requirements applicable to the Company's new class of common stock in the Company's certificate of incorporation; each stockholder will have one vote per share and all matters brought before the stockholders of the Company, other than removal of directors, will be determined by a majority vote.

Ratification of Appointment of Independent Auditors

         Ratification of the appointment of Grant Thornton LLP as the independent auditors for the Company for the fiscal year ending May 31, 2003.

Record Date; Voting Securities

         As of the close of business on September 4, 2002, there were 4,001,341 outstanding shares of the Company's Class A common stock entitled to notice of and to vote at the annual meeting. Holders of the Class A common stock have one vote per share on each matter to be acted upon. Only stockholders of Class A common stock of record at the close of business on the record date for the annual meeting will be entitled to vote at the meeting and at any adjournment thereof. A majority of the outstanding shares of Class A common stock present in person or by proxy is required to constitute a quorum at the meeting. For purposes of determining the presence of a quorum for transacting business at the annual meeting, abstentions and broker "non-votes" (proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

Votes Required

Election of Directors

         The directors nominated for election will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. Abstentions from voting and broker "non-votes" on the election of directors will have no effect since they will not represent votes cast at the annual meeting for the purpose of electing directors.

Approval of the Plan of Merger and Recapitalization Agreement

         The recapitalization merger proposal must be approved by the holders of 66% of the shares of Class A common stock actually voted at the annual meeting and by the holders of a majority of the outstanding shares of Class A common stock. For the purposes of this vote, a vote to abstain and a broker non-vote will each have the same legal effect as a vote cast AGAINST approval of the recapitalization merger proposal.

Ratification of the Appointment of Independent Auditors

         The proposal to ratify the board's appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending May 31, 2003 must be approved by the affirmative vote of a majority of the votes cast at the annual meeting. For the purposes of this vote, a vote to abstain and a broker non-vote will each have the same legal effect as a vote cast AGAINST the ratification of the appointment of the independent auditors.

Share Ownership of Management and Certain Stockholders

         As of the record date, directors and executive officers of the Company beneficially owned (excluding currently exercisable options), an aggregate of approximately 1,498,489 shares of Class A common stock and 1,882,422 shares of Class B common stock, representing 37.4% of the Class A common stock and 31.4% of the Class B common stock issued and outstanding and 37.4% of the Company's voting power.

         Howard S. Stern, the Chairman of the Company's board, and some of the members of Mr. Stern's family, and David P. Meyers, one of the Company's directors, and some of the members of Mr. Meyers' family, who collectively own approximately 64.2% of the Company's voting stock, have agreed to support the proposed recapitalization and have each executed irrevocable proxies in support of the recapitalization merger proposal. In addition, directors and executive officers of the Company other than Messrs. Stern and Meyers owning an aggregate of approximately 1.2% of the Company's voting stock have indicated that they intend to vote their shares in favor of the recapitalization merger proposal.

         The Company's directors and executive officers have indicated that they also intend to vote their shares in favor of the election of the nominees for director and in favor of the ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the 2003 fiscal year.

Voting of Proxies

         Shares of Class A common stock will be voted in accordance with the instructions contained therein. If no specification is indicated on the proxy, the shares of Class A common stock represented thereby will be voted:

         o FOR the election as directors of the persons who have been nominated by the Board of Directors;

         o    FOR the approval of the recapitalization merger proposal;

         o FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending May 31, 2003; and

         o with respect to any other matter that may properly be brought before the annual meeting in accordance with the judgment of the person or persons voting. It is not expected that any matter other than as described in this proxy statement will be brought before the annual meeting.

Revocability of Proxies

         The grant of a proxy on the enclosed proxy card does not preclude a stockholder from voting in person. You may revoke a proxy at any time prior to your proxy being voted at the annual meeting by:

         o delivering to the Secretary of the Company, prior to the annual meeting, a written notice of revocation bearing a later date or time than the proxy,

         o submitting another proxy by mail that is later dated and, if applicable, that is properly signed, or

         o    attending the annual meeting and voting in person.

         Attendance at the annual meeting will not by itself constitute revocation of a proxy. If an adjournment occurs, it will have no effect on the ability of stockholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies. E-Z-EM does not expect to adjourn the annual meeting for a period of time long enough to require the setting of a new record date for such meeting.

Solicitation of Proxies

         The cost of solicitation of proxies being solicited on behalf of the board of directors will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, facsimile and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Class A common stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

    Stockholders should not send stock certificates with their proxy cards.


                             ELECTION OF DIRECTORS

Nominees

         The Company's board of directors currently consists of nine directors. The board is classified into three classes, each of which has a staggered three-year term. At the annual meeting, the stockholders will elect three Class III directors and one Class II director. If elected, Howard S. Stern, David P. Meyers and George P. Ward will hold office until the annual meeting of stockholders to be held in 2005 and until their successors are duly elected and qualified and Robert J. Beckman will hold office until the annual meeting of stockholders to be held in 2004 and until his successor is duly elected and qualified. The Class I directors and the other Class II directors will continue in office during the terms indicated below. Unless otherwise specified, all proxies received will be voted in favor of the election of the nominees named below as directors of the Company. Directors will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. Abstentions from voting and broker "non-votes" on the election of directors will have no effect since they will not represent votes cast at the annual meeting for the purpose of electing directors.

         The term of each of the current Class III directors expires at the annual meeting when his respective successor is duly elected and qualified. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the annual meeting, the proxies will be voted in favor of the nominees who remain candidates and may be voted for substitute nominees selected by the board of directors. The names of the nominees and certain information concerning them are set forth below:

Nominees to Class III of the Board of Directors

                                                                 First Year
Name                    Principal Occupation              Age    Became Director
----                    --------------------              ---    ---------------
Howard S. Stern         Chairman of the Board              71       1962

David P. Meyers         President of AlphaCord, Inc.       38       1996

George P. Ward          Independent Consultant             64       2002

         Howard S. Stern, age 71, is a co-founder of the Company and has served as Chairman of the Board and director of the Company since its formation in 1962. Mr. Stern has also served as President and Chief Executive Officer of the Company from 1997 to 2000. From 1990 to 1994, Mr. Stern served as Chief Executive Officer, and from the formation of the Company until 1990, he served as President and Chief Executive Officer. Mr. Stern is also a director of ITI Medical Technologies, Inc. The Company has an investment in ITI Medical Technologies, Inc.

         David P. Meyers, age 38, has been a director of the Company since 1996. He is a founder of AlphaCord, Inc., which provides cryopreservation of umbilical cord blood, and has served as its President since April 2002. He is also the founder of MedTest Express, Inc., an Atlanta, Georgia based provider of contracted laboratory services for home health agencies, and has served as its President, Chief Executive Officer and director since 1994.

         George P. Ward, age 64, has been a director of the Company since August 2002. He has served as Executive Vice President - Business Development of Health Center Internet Services, Inc. in San Francisco, California from 1997 until 2001. He served as a director and consultant for ALI Technologies, Inc. of Richmond, British Columbia, Canada from 1996 until July 2002. After service as a USAF officer, he began his career as a rocket engineer with Thiokol Chemical Corp. in 1962, then joined the General Electric Space Division as a program manager and marketing manager in 1966. After a GE corporate headquarters assignment in 1973, Mr. Ward moved to the GE Medical Business, where he managed the X-ray and other medical imaging businesses. In 1977, he became President/CEO/Director of Systron Donner Corp., Concord, California (then NYSE). In 1982, he became President/CEO/Director of Vitalink Communications Corp., Mountain View, California, and in 1986, he founded MEICOR, Inc., Pleasanton, California, as Chairman/CEO/Director. From 1987 until 1991, he was a World Wide Business Group Managing Director for Philips Medical, and since 1991, a director/consultant for several high technology companies. He also was a director of Blue Cross of California, Woodland Hills, California from 1986 to 1996.

Nominee to Class II of the Board of Directors*

                                                                   First Year
Name                     Principal Occupation          Age       Became Director
----                     --------------------          ---       ---------------
Robert J. Beckman        Managing Partner of            54           2002
                           The Channel Group
__________
* Mr. Beckman was appointed to the board of directors in August 2002 to fill the vacancy created by the resignation of Robert M. Topol. Under the Company's by-laws, directors appointed to fill vacancies or newly created directorships are required to stand for election at the next annual meeting of stockholders.


         Robert J. Beckman, age 54, has been a director of the Company since August 2002. He is a founder and has been a Managing Partner of The Channel Group, a venture management and corporate advisory business focusing on global life sciences, since January 2002. Previously, he founded Intergen Co., a global leader focused on providing technology and biologicals to the pharmaceutical/biotechnology and clinical diagnostic industries, and served as its Chief Executive Officer from 1987 until December 2001. He is also the Chairman of the Board of Bio Sample Inc.

Recommendation of the Board of Directors

         The board of directors recommends a vote for the election of each of the nominees.

         The following Class I and II directors will continue on the board of directors for the terms indicated:

Other Directors

Class I Directors (Term Expiring in 2003):

         Michael A. Davis, M.D., age 61, has served as Medical Director and director of the Company since 2000. Previously, he served as Medical Director/Technical Director and director of the Company from 1997 to 2000, as Medical Director and director of the Company from 1995 to 1996, and as Medical Director from 1994 to 1995. He has been Visiting Professor of Radiology at Harvard Medical School and Visiting Scientist in Radiology at Massachusetts General Hospital since May 2002. He has also served as Senior Vice President and Chief Medical Officer of MedEView, Inc. (radiology informatics) since May 2002. Previously, he was Professor of Radiology and Nuclear Medicine and Director of the Division of Radiologic Research, University of Massachusetts Medical Center from 1980 until May 2002. He also served as the President and Chief Executive Officer of Amerimmune Pharmaceuticals, Inc. and its wholly-owned subsidiary, Amerimmune, Inc., during 1999. He is also a director of MacroChem Corp. and Amerimmune Pharmaceuticals, Inc.

         James L. Katz, CPA, JD, age 66, has been a director of the Company since 1983. He is a founder of Lakeshore Medical Fitness, LLC (owns and manages medical fitness facilities), and has served as its Chief Executive Officer since 2000. He is also a founder of Medical Imaging of Northbrook Court, LLC (screening and diagnostic imaging) and has served as an administrative member since October 2001. Previously, he had been a founder and managing director from its organization in 1995 until 2000 of Chapman Partners LLC (investment banking). From its acquisition in 1985 until its sale in 1994, he was the co-owner and President of Ever Ready Thermometer Co., Inc. From 1971 until 1980 and from 1983 until 1985, he held various executive positions with Baxter International and subsidiaries of Baxter International, principally that of Chief Financial Officer of Baxter International. He is also a director of Intec, Inc., Lakeshore Management Group, LLC and Lifestart Wellness Network, LLC, as well as a member of the Board of Advisors of Jerusalem Global and The Patterson Group.

         Anthony A. Lombardo, age 55, has served as President, Chief Executive Officer and director of the Company since 2000. Prior to joining the Company, he served as President of ALI Imaging Systems, Inc. (radiology information management) from 1998 to 2000. From 1996 to 1998, Mr. Lombardo served as Global Manager of the Integrated Imaging Systems business of General Electric Medical Systems. Mr. Lombardo is also a director of PointDx, Inc. The Company has an investment in PointDx, Inc.

Class II Directors (Term Expiring in 2004):

         Paul S. Echenberg, age 58, has been a director of the Company since 1987 and has served as Chairman of the Board of E-Z-EM Canada Inc. since 1994. He has been the President, Chief Executive Officer and Director of Schroders & Associates Canada Inc. (investment buy-out advisory services) and director of Schroders Ventures Ltd. since 1997. He is also a founder and has been a general partner and director of Eckvest Equity Inc. (personal investment and consulting services) since 1989. He is also a director of Lallemand Inc., Benvest Capital Inc., Colliers MacAuley Nicholl, Huntington Mills (Canada) Ltd., ITI Medical Technologies, Inc., Flexia Corp., Fib-Pak Industries Inc., Med-Eng Systems Inc., MacroChem Corp., Matra Plast Industries Inc. and A.P. Plasman Corp. The Company has an investment in ITI Medical Technologies, Inc.

         Donald A. Meyer, age 68, has been a director of the Company since 1968. Since 1995, he has acted as an independent consultant in legal matters to arts and business organizations, specializing in technical assistance. He had been the Executive Director of the Western States Arts Federation, Santa Fe, New Mexico, which provides and develops regional arts programs, from 1990 to 1995. From 1958 through 1990, he was an attorney practicing in New Orleans, Louisiana. He is also a director of Site Santa Fe, Santa Fe Stages, Santa Fe Youth Symphony and Rancho de las Golondrinas.

Meetings

         The board of directors held four regular meetings and eight special meetings by conference call during the 2002 fiscal year. From time to time, the members of the board of directors act by unanimous written consent pursuant to the laws of the State of Delaware. No director attended fewer than 83% of all Board meetings during the 2002 fiscal year.

         The Company has a standing Executive Committee, Audit Committee, Nominating Committee, Compensation Committee and Finance Committee.

         The Executive Committee has the power and authority to act on behalf of the board during intervals between regularly scheduled Board meetings. The members of the Executive Committee are Messrs. Stern, Echenberg and Katz. The Executive Committee did not meet during the 2002 fiscal year.

         The Audit Committee recommends to the board the selection of independent accountants and reviews the scope and results of the annual audit. The members of the Audit Committee are Messrs. Katz, Echenberg and Ward. The Audit Committee met once during the 2002 fiscal year and had several informal discussions.

         The Nominating Committee recommends to the board nominees for election to the board. The Nominating Committee will consider nominees for directors recommended by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees, together with their qualifications for service with the Company. As part of this process, the Nominating Committee retained an executive search firm to assist the committee in developing an appropriate candidate list of potential new Board members. The committee retained the Blau/Mancino executive search firm to conduct a Board candidate search. The firm identified candidates based on an extensive profile of the requirements developed by the Nominating Committee. The firm developed a scoring matrix to rank the candidates and the Nominating Committee interviewed the candidates and made its recommendation to the Board of Directors. The members of the Nominating Committee are Messrs. Stern, Lombardo, Meyer and Meyers. The Nominating Committee met three times during the 2002 fiscal year.

         The Compensation Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees. The Compensation Committee also sets the policies and parameters of the Company's executive compensation programs and awards thereunder, and makes determinations as to stock option grants under the 1983 Stock Option Plan and the 1984 Directors and Consultants Stock Option Plan. The members of the Compensation Committee are Messrs. Meyer and Katz. The Compensation Committee met twice during the 2002 fiscal year and had several informal discussions.

         The board of directors created a Finance Committee in 1995. Its members are Messrs. Katz and Meyers. The Finance Committee did not meet during the 2002 fiscal year.

Compensation of Directors

         On an annual basis, directors who are not employees of the Company are entitled to the following compensation: a retainer of $15,000; a fee of $1,000 for each board meeting attended; a fee of $250 for each telephonic board meeting attended; 1,000 shares of the Company's Class B common stock; and stock options for 1,000 shares of Class B common stock, which vest one year from date of grant. Directors who serve on committees of the Company and who are not employees of the Company are entitled to a fee of $500 for each committee meeting attended, except that the chairman of a committee is entitled to a fee of $1,000 for each committee meeting attended. The Chairman of the Board is entitled to twice the above-referenced fees. The three members of the special committee formed to evaluate the proposed recapitalization, Messrs. Katz, Meyer and Echenberg, each received an additional fee of $15,000 in consideration for their services.

Executive Officers

         The following table sets forth certain information with respect to the Company's executive officers.

Name                            Age     Positions
----                            ---     ---------
Anthony A. Lombardo             55      President, Chief Executive Officer,
                                        Director

Dennis J. Curtin                55      Senior Vice President - Chief
                                        Financial Officer

Joseph J. Palma                 60      Senior Vice President - Global Sales

Jeffrey S. Peacock              45      Senior Vice President - Global
                                        Scientific and Technical Operations

Brad S. Schreck                 45      Senior Vice President - Global Marketing

Arthur L. Zimmet                66      Senior Vice President - Special Projects

Sandra D. Baron                 50      Vice President - Global Human Resources

Robert M. Bloomfield            61      Vice President - Market Research

Craig A. Burk                   49      Vice President - Manufacturing

Joseph A. Cacchioli             46      Vice President - Controller

Agustin V. Gago                 43      Vice President - Global Contrast
                                        Business Unit

Peter J. Graham                 36      Vice President - General Counsel and
                                        Secretary

Eamonn P. Hobbs                 49      Vice President - AngioDynamics

Archie B. Williams              51      Vice President - Clinical Affairs and
                                        Medical Community Liaison

         Officers are elected annually and serve at the pleasure of the board of directors.

         Mr. Curtin has served as Senior Vice President - Chief Financial Officer since 1999, and previously served as Vice President - Chief Financial Officer from 1985 to 1999. Mr. Curtin has been an employee of the Company since 1983.

         Mr. Palma has served as Senior Vice President - Global Sales since May 2002, and previously served as Senior Vice President - Sale and Marketing from 1999 to May 2002, and Vice President - Sales and Marketing from 1996 to 1999, and Vice President - Sales from 1995 to 1996. Mr. Palma has been an employee of the Company since 1994.

         Mr. Peacock has served as Senior Vice President - Global Scientific and Technical Operation since July 2002, and previously served as Vice President - Scientific and Technical Operations from 2000 until July 2002, and has been an employee of the Company since 1986.

         Mr. Schreck has served as Senior Vice President - Global Marketing since May 2002. Prior to joining the Company, he served as a consultant for Vyteris, Inc. (pharmaceutical/drug delivery) and ACMI, Inc. (urology, gynecology, laproscopy) from 2000 until May 2002. From 1999 to 2000, he served as Vice President, World Wide Marketing of Surgical Dynamics Inc., a wholly-owned subsidiary of Tyco Inc. (spine/sports medicine). In 1999, he served as Vice President, Marketing and Sales Services of Implex Inc. (orthopedics). From 1996 to 1999, he served as Vice President, Worldwide Marketing and Product Development for Howmedica, a division of Pfizer (orthopedics).

         Mr. Zimmet has served as Senior Vice President - Special Projects since 1988, and has been an employee of the Company since 1982.

         Ms. Baron has served as Vice President - Global Human Resources since August 2002, and previously served as Vice President - Human Resources from 1995 until August 2002. She has been an employee of the Company since 1985.

         Mr. Bloomfield has served as Vice President - Market Research since 2000, and has been an employee of the Company since 1985.

         Mr. Burk has served as Vice President - Manufacturing since 1987.

         Mr. Cacchioli has served as Vice President - Controller since 1988, and has been an employee of the Company since 1984.

         Mr. Gago has served as Vice President - Global Contrast Business Unit since May 2002, and previously served as Vice President - International from 1997 until May 2002, and has been an employee of the Company since 1979.

         Mr. Graham has served as Vice President - General Counsel and Secretary since 2001, and has been an employee of the Company since 1997.

         Mr. Hobbs has served as Vice President - AngioDynamics since 1991, and has been an employee of the Company since 1988.

         Mr. Williams has served as Vice President - Clinical Affairs and Medical Community Liaison since 2000, and previously served as Vice President
- Imaging Products Management from 1993 to 2000. Mr. Williams has been an employee of the Company since 1980.

         The business background of Mr. Lombardo has been previously set forth in this proxy statement.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information concerning the compensation for services, in all capacities for 2002, 2001 and 2000, of (i) those persons who were, during 2002, Chief Executive Officer ("CEO") (Anthony
A. Lombardo), (ii) those persons who were, at the end of 2002, each of the four most highly compensated executive officers of the Company other than the CEO, and (iii) the former President of E-Z-EM Canada, who was not an executive officer of the Company, but who is included in this table due to the level of his annual compensation during 2002 (collectively, the "Named Executive Officers"):

                                          Annual Compensation                     Long-Term Compensation
                                  -----------------------------------    -----------------------------------------
                                                                                    Awards               Payouts
                                                                         ------------------------------  -------
                                                             Other                       Securities
                                                            Annual       Restricted       Underlying                  All Other
       Name and                                            Compensa-       Stock           Options          LTIP      Compensa-
       Principal         Fiscal      Salary      Bonus      tion (1)       Awards    ------------------   Payouts      tion (4)
       Position           Year         ($)         ($)        ($)            ($)       # (2)      # (3)     ($)          ($)
       ---------         ------      ------      -----      --------       ------    --------   -------   -------    ----------
Anthony A. Lombardo....   2002      $320,000     $71,088      None          None       None      None      None      $ 33,402
President and Chief       2001       261,667      38,125      None          None       None      None      None        25,467
Executive Officer         2000        41,667       None       None          None     300,000     None      None        23,459
(effective April 2000)

Eamonn P. Hobbs........   2002      $218,820    $114,880      None          None       None      None      None      $ 22,760
Vice President            2001       210,000      23,625      None          None       None      .2273     None        22,384
                          2000       209,166       None       None          None       None      .2273     None        21,973

Dennis J. Curtin.......   2002      $179,430     $44,814      None          None       None      None      None      $ 25,352
Senior Vice President     2001       170,917      11,424      None          None       None      None      None        25,167
                          2000       167,333      42,308      None          None       None      None      None        24,147

Joseph J. Palma........   2002      $169,488     $30,669      None          None       None      None      None      $ 30,683
Senior Vice President     2001       162,500       7,313      None          None       None      None      None        30,213
                          2000       159,792      54,457      None          None      10,000     None      None        30,221

Craig A. Burk..........   2002      $163,538    $ 28,145      None          None       None      None      None      $ 20,961
Vice President            2001       153,750       6,559      None          None       None      None      None        20,876
                          2000       142,458      46,335      None          None      10,000     None      None        19,894

Pierre A. Ouimet ......   2002      $166,969     $36,653      None          None       None      None      None      $ 24,285
Former President          2001       175,550      39,624      None          None       None      None      None        24,512
  of E-Z-EM Canada        2000       223,844      45,344      None          None       None      None      None        22,295


__________
(1) The Company has concluded that the aggregate amount of perquisites and other personal benefits paid to each of the Named Executive Officers for 2002, 2001 and 2000 did not exceed the lesser of 10% of such officer's total annual salary and bonus for 2002, 2001 or 2000 or $50,000; such amounts are, therefore, not reflected in the table.

(2)  Options are exercisable into Class B common stock of the Company.

(3) Options are exercisable into Class B common stock of AngioDynamics, Inc., a wholly-owned subsidiary of the Company. A total of 162.79 shares of AngioDynamics Class B common stock may be issued under this plan. A total of 500 shares of Class A and 500 shares of Class B common stock of AngioDynamics was issued and outstanding at June 1, 2002.

(4) For each of the Named Executive Officers other than Mr. Ouimet, the amounts reported include amounts contributed by the Company under its Profit-Sharing Plan and, as matching contributions, under the companion 401(k) Plan. For 2002, 2001 and 2000, such amounts contributed were:
     $9,375, $1,333 and $0, respectively, for Mr. Lombardo; $9,115, $8,479 and
     $8,208, respectively, for Mr. Hobbs; $8,315, $8,015 and $7,107, respectively, for Mr. Curtin; $8,291, $7,706 and $7,830, respectively, for Mr. Palma; and $8,232, $8,053 and $7,194, respectively for Mr. Burk. For Mr. Ouimet, the amounts reported include amounts contributed by E-Z-EM Canada under a defined contribution plan. For 2002, 2001 and 2000, such amounts contributed were $8,348, $8,778 and $6,554, respectively.

     For each of the Named Executive Officers, the amounts reported include term life insurance premiums paid by the Company. For 2002, 2001 and 2000, such amounts paid were: $673, $780 and $105, respectively, for Mr. Lombardo; $395, $655 and $515, respectively, for Mr. Hobbs; $409, $524 and $412, respectively, for Mr. Curtin; $392, $507 and $391, respectively, for Mr. Palma; $379, $473 and $350, respectively, for Mr. Burk; and $450, $247 and $254, respectively, for Mr. Ouimet.

     For each of the Named Executive Officers, the amounts reported include premiums paid by the Company under split dollar life insurance arrangements ("arrangements"). Such amounts paid for each of 2002, 2001 and 2000 were: $23,354 for Mr. Lombardo; $13,250 for Mr. Hobbs; $16,628 for Mr. Curtin; $22,000 for Mr. Palma; $12,350 for Mr. Burk; and $15,487 for Mr. Ouimet. Under collateral assignment agreements, the Company will be entitled to the lesser of the cash surrender value of the policies or the advances it made, upon termination of these policies. The Company is currently reviewing these arrangements in light of the Sarbanes-Oxley Act of 2002.


Option/SAR Grants Table

        The Company did not grant any stock options or stock appreciation rights to any of the Named Executive Officers during 2002.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

        The following table sets forth certain information concerning all exercises of stock options during 2002 by the Named Executive Officers and the fiscal year-end value of unexercised stock options on an aggregated basis:

                                                                                      Number of
                                                                                     Securities             Value of
                                                                                     Underlying            Unexercised
                                                                                     Unexercised          In-the-Money
                                                                                     Options at            Options at
                                                                                    June 1, 2002          June 1, 2002
                                                                                         (#)                 ($) (1)
                                                                                  -----------------     -----------------
                                                  Shares
                                               Acquired on          Value           Exercisable/          Exercisable/
                   Name                        Exercise (#)      Realized ($)     Unexercisable (2)     Unexercisable (2)
                   ----                        ------------      ------------     -----------------     -----------------
Anthony A. Lombardo........................        None              None             150,000/              $75,000/
                                                                                      150,000               $75,000

Eamonn P. Hobbs............................        None              None              39,595/              $181,109/
                                                                                        None                  None

Dennis J. Curtin...........................       15,000           $68,714             35,556/              $176,060/
                                                                                        None                  None

Joseph J. Palma............................       22,510           $110,341            15,464/              $36,048/
                                                                                        None                  None

Craig A. Burk..............................       8,114            $23,452             30,259/              $130,582/
                                                                                        None                  None

Pierre A. Ouimet...........................        None              None              38,240/              $164,604/
                                                                                        None                  None

__________
  (1) Options are "in-the-money" if on June 1, 2002, the market price of the stock exceeded the exercise price of such options. At June 1, 2002, the closing price of the Company's Class B common stock was $9.00. The value of such options is calculated by determining the difference between the aggregate market price of the stock covered by the options on June 1, 2002 and the aggregate exercise price of such options.

  (2)   Options are exercisable into Class B common stock of the Company.



Employment Contracts

         See "Certain Relationships and Related Transactions" for a description of the consulting agreement between the Company and Howard S. Stern, the Chairman of the Company's board.

         During 2000, the Company entered into an employment contract with Anthony A. Lombardo in his capacity as President and Chief Executive Officer. This employment contract provides for annual base salary currently at $300,000. In addition, Mr. Lombardo receives $20,000 per year in relocation expenses. The contract is cancelable at any time by either the Company or Mr. Lombardo, but provides for severance pay of one year's base salary in the event of termination by the Company without cause, as defined in the employment contract.

Severance Arrangements

         The Company has entered into severance agreements with certain named executive officers and certain other executive officers and key employees.

         Each severance agreement provides certain security to the executive in connection with a change of control. A change of control is defined as the acquisition of 50% or more of the outstanding voting power of all capital stock of the Company; or the transfer of all or substantially all of the assets of either or both of the AngioDynamics or Contrast Systems business segments. Upon a change of control, all outstanding stock options vest and remain exercisable until the original expiration date of such options without regard to the need to remain employed by the Company. The Company will provide the executive (or his estate) with an interest-free loan in the amount necessary to pay the exercise price and the income and employment taxes due as a result of the option exercise. The Company is currently reviewing these arrangements in light of the Sarbanes-Oxley Act of 2002.

         If an executive's employment with the Company is terminated by the Company for good cause (as defined below), death or disability, or by the executive other than for good reason (as defined below), during the term of the severance agreement and within two years following a change of control, the executive shall be entitled to accrued but unpaid base salary.

         A termination of employment is for good cause under the severance agreements if the basis of termination is (a) repeated acts or serious omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance; (b) conviction of a crime involving fraud, dishonesty or moral turpitude; or (c) a material breach of the severance agreement or the conditions and requirements of employment.

         Good reason exists under the severance agreements if there is (a) a significant reduction in the nature or the scope of the executive's authority and/or responsibility; (b) a material reduction in the executive's rate of base salary; (c) a significant reduction in employee benefits; or (d) a change in the principal location in which the executive is required to perform services, which significantly increases commuting distance.

         If an executive's employment with the Company is terminated by the Company without good cause or by the executive for good reason, during the term of the severance agreement and within two years following a change of control, the executive shall be entitled to: (a) accrued but unpaid base salary; (b) a lump sum payment equal to between one and two times annual base salary, based upon years of service; (c) any benefits accrued under any incentive and retirement plans; (d) paid medical plan coverage until the earlier of 18 months from termination or the time when the executive obtains comparable coverage through a new employer; (e) a lump sum payment equal to the unvested portion, if any, of the executive's 401(k) plan; and (f) outplacement and career counseling services.

         Each severance agreement provides that if any amounts due to an executive thereunder become subject to the "golden parachute" rules set forth in Section 4999 of the Internal Revenue Code, then such amounts will be reduced to the extent necessary to avoid the application of such rules.

Audit Committee Report

         The audit committee of the board of directors is composed of three
(3) directors and operates under a written charter. Each member of the audit committee is an independent director as such term is defined under the listing standards of The American Stock Exchange.

         As set forth in more detail in the audit committee's charter, as previously filed with the SEC, management is responsible for the Company's internal controls and financial operating system. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report relating to this audit. The audit committee's responsibility is to monitor and oversee these processes. The audit committee's primary duties and responsibilities fall into three broad categories:

         First, the audit committee will serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;

         Second, the audit committee is responsible for reviewing and appraising the audit efforts of the Company's independent auditors; this includes matters concerning the relationship between the Company and its independent auditors, including recommending their appointment or removal, reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company and determining whether the auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

         Third, to provide an open avenue of communication among the independent auditors, financial and senior management and the board of directors.

         The audit committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the audit committee's charter. To carry out its responsibilities, the audit committee met once during fiscal year 2002 and had several informal discussions.

         In overseeing the preparation of the Company's financial statements, the audit committee met and held discussions with management and the independent auditors. Management advised the audit committee that all financial statements were prepared in accordance with generally accepted accounting principles. The audit committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards ("SAS") No. 61, "Communications with Audit Committees" and SAS No. 90, "Audit Committee Communications."

         The Company's independent auditors also provided the audit committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and the audit committee has discussed with the independent auditors that firm's independence.

         Based upon the reviews and discussions referred to above, the audit committee recommended to the board of directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 1, 2002 and be filed with the U.S. Securities and Exchange Commission.

         The audit committee provides the following information relating to fees paid to the independent auditors, Grant Thornton LLP for fiscal year 2002:

              Audit Fees                                             $353,190

              Financial Information Design and
              Implementation Fees                                    $0

              All Other Fees                                         $143,194

         The audit committee has considered the compatibility of the Financial Information Systems Design and Implementation Fees (if any) and All Other Fees paid to Grant Thornton LLP in connection with Grant Thornton LLP's independence.

         This audit committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this report therein.

                             THE AUDIT COMMITTEE,
                            James L. Katz, Chairman
                               Paul S. Echenberg
                                George P. Ward




Compensation and Stock Option Committee Report on Executive Compensation

General

         The compensation committee of the board of directors determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees, and administers the Company's stock option plans. The compensation committee is currently composed of two non-employee directors: Donald A. Meyer and James L. Katz.

Compensation Philosophy

         The primary philosophy of the Company regarding compensation to executive officers is to offer a program which rewards each member of senior management commensurately with the Company's overall growth and financial performance, including each person's individual performance during the previous fiscal year. The compensation policies are designed to enhance the overall strength and financial performance of the Company by aligning the financial interests of the Company's executive officers with those of the stockholders. The three primary components of executive compensation are base salary, annual performance bonus and stock option awards.

         The key elements of the compensation committee's executive compensation philosophy include (a) setting levels of compensation designed to attract and hold superior executives in a highly competitive business environment, (b) providing incentive compensation that varies directly with the Company's financial performance and individual initiative and achievement contributions to such performance, (c) linking compensation to elements which affect the Company's annual and long-term performance, (d) evaluating the competitiveness of executive compensation programs based upon information drawn from a variety of sources, and (e) establishing salary levels and bonuses intended to be consistent with competitive practice and level of responsibility, with salary increases and bonuses reflecting competitive trends, the overall financial performance of the Company, the performance of the individual executive and the contractual arrangements that may be in effect with the individual executive.

         In determining each executive's overall compensation, the compensation committee relies, in part, on information furnished through executive compensation surveys by a recognized compensation consulting firm, publicly available information, informal survey information obtained by management, and information known to various members of the board of directors.

Internal Revenue Code Section 162(m) Considerations

         Section 162(m) of the Internal Revenue Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) and to the four most highly compensated officers of the Company other than the chief executive officer as of the end of the corporation's fiscal year (the "Named Executive Officers"). The $1 million compensation deduction limitation does not apply to "performance based compensation within the meaning of
Section 162(m)." The Company believes that any compensation received by the Named Executive Officers in connection with the exercise of options granted under the 1983 Stock Option Plan will qualify as "performance based compensation", except for a certain de minimis option grant awarded in 1996. Stock options issued pursuant to the Company's AngioDynamics subsidiary 1997 Stock Option Plan will not qualify as "performance based compensation." The Company has not established a policy with respect to Section 162(m) of the Code because the Company has not paid, and does not currently anticipate paying, annual compensation in excess of $1 million to any employee.

Base Salaries

         Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies. Annual salary adjustments are determined consistent with the Company's compensation policy by evaluating the competitive marketplace, the performance of the Company, the performance of the executive - particularly with respect to the executive's ability to manage growth of the Company - and any increased responsibilities assumed by the executive.

Annual Incentive Compensation

         The Company administers an Annual Incentive Bonus Plan, under which cash bonuses may be made to the CEO and President, other corporate officers, and certain other employees. At the beginning of each fiscal year, the goals for the Company and each individual are established. During each fiscal year, the level of bonus earned, if any, is dependent upon the Company's financial results as compared to budget and the individual's achievement of his or her personal goals. A bonus may be awarded if certain performance objectives, including corporate, business unit and departmental goals, have been met, as determined by the compensation committee. The Company awarded bonuses ranging up to 52.5% of base salary to corporate officers under the bonus plan for the 2002 fiscal year.

Stock Option Agreements

         The compensation committee views stock options as an important long-term incentive vehicle for its executive officers. The use of stock options ensures that the interests of the Company's executive officers are tied to the interests of the Company's stockholders by making a portion of the executive's long-term compensation dependent upon the value created for stockholders. This promotes a continuing focus on the Company's profitability and stockholder value. The compensation committee may grant options under the Company's stockholder-approved stock option plans. Options are granted at an exercise price equal to the fair market value of the Company's Class B common stock on the date of grant. Optionees can receive value from stock option grants only if the underlying common stock appreciates in the long-term. Generally, stock options utilize vesting periods ranging from two to nine years to encourage key executives to continue in the employ of the Company. In determining long-term incentive awards, the compensation committee considers the amount of stock options previously granted to each officer, the officer's responsibilities, as well as the officer's current performance and contribution to the Company.

Compensation of the Chief Executive Officer

         The compensation committee has targeted Mr. Lombardo's total compensation, including compensation derived from awards of stock options, at a level it believes is competitive with the average amount paid by the Company's competitors and companies with which the Company competes for executive talent. During the 2002 fiscal year, Mr. Lombardo's base salary was increased to $300,000. In addition, Mr. Lombardo receives $20,000 per year in relocation expenses. During the 2002 fiscal year, no options were granted to Mr. Lombardo and no options previously granted to Mr. Lombardo were exercised. Pursuant to the employment contract between Mr. Lombardo and the Company, Mr. Lombardo received a bonus of approximately $71,088 for the 2002 fiscal year.

         This compensation committee and stock option committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this report therein.

                          THE COMPENSATION COMMITTEE,
                           Donald A. Meyer, Chairman
                                 James L. Katz




Security Ownership

         The following table sets forth information, as of the record date, as to the beneficial ownership of the Company's voting Class A common stock by each person known by the Company to own beneficially more than 5% of the Company's voting Class A common stock:

Name and Address of                                Shares              Percent
Beneficial Owner                             Beneficially Owned        of Class
----------------                             ------------------        --------

Howard S. Stern...........................      956,412 (1)              23.9
Chairman of the Board, Director
717 Main Street
Westbury, NY  11590

Betty K. Meyers...........................     200,000 (1)(6)            5.0
232 Lake Marina Drive, Unit 12B
New Orleans, LA  70124

David P. Meyers ..........................   332,742 (1)(2)(6)           8.3
Director
813 Springdale Road
Atlanta, GA  30306

Jonas I. Meyers...........................   332,742 (1)(3)(6)           8.3
904 Oakland Avenue
Ann Arbor, MI  48104

Stuart J. Meyers..........................   332,742 (1)(4)(6)           8.3
1841 Vermack Court
Dunwoody, GA  30338

Meyers Family Limited Partnership ........   620,806 (1)(5)(6)           15.5
c/o David P. Meyers
1534 North Decatur Road, Suite 202
Atlanta, Georgia  30307

Dimensional Fund Advisors, Inc............      233,775 (7)              5.8
1299 Ocean Avenue
Santa Monica, CA  90401

Wellington Management Company.............      219,258 (7)              5.5
75 State Street
Boston, MA  02109

Ira Albert................................      200,400 (8)              5.0
1304 SW 160th Avenue
Suite 209
Ft. Lauderdale, FL 33326
_________
(1) The shares of Class A common stock listed as beneficially owned are subject to an irrevocable proxy granted to the members of the special committee of the Company's board to vote all of such shares in favor of the proposed recapitalization merger. For a further discussion of the terms of the irrevocable proxy and the related stockholders agreement, see "The Recapitalization - Background and Reasons for the Recapitalization."
(2) Includes 36,000 shares in which David P. Meyers has only a remainder interest. Betty K. Meyers holds a life estate in such shares. Also includes 139,991.75 shares beneficially owned by David P. Meyers as a result of his beneficial ownership of 22.55% of the Meyers Family Limited Partnership. Information was derived from a Schedule 13D dated June 21, 2002.
(3) Includes 36,000 shares in which Jonas I. Meyers has only a remainder interest. Betty K. Meyers holds a life estate in such shares. Also includes 139,991.75 shares beneficially owned by Jonas I. Meyers as a result of his beneficial ownership of 22.55% of the Meyers Family Limited Partnership. Information was derived from a Schedule 13D dated June 21, 2002.
(4) Includes 36,000 shares in which Stuart J. Meyers has only a remainder interest. Betty K. Meyers holds a life estate in such shares. Also includes 139,991.75 shares beneficially owned by Stuart J. Meyers as a result of his beneficial ownership of 22.55% of the Meyers Family Limited Partnership. Information was derived from a Schedule 13D dated June 21, 2002.
(5) The Meyers Family Limited Partnership is beneficially owned by David P. Meyers, Jonas I. Meyers, Stuart J. Meyers and certain other Meyers family members and related trusts.
(6)  Collectively, David P. Meyers, Jonas I. Meyers, Stuart J. Meyers,
     Betty K. Meyers and the Meyers Family Limited Partnership own an aggregate of 1,291,056 shares of Class A common stock, representing approximately 32.3% of the currently outstanding shares.
(7)  Information was derived from a Schedule 13G dated December 31, 2001.
(8)  Information was derived from a Schedule 13D dated January 8, 2002.



         The following table sets forth information, as of the record date, as to the beneficial ownership of the Company's Class A common stock and Class B common stock, by (i) each of the Company's directors, (ii) each of the Company's Named Executive Officers, and (iii) all directors and executive officers of the Company as a group:

                                                         Class A                             Class B
                                             --------------------------------    -------------------------------
                                                    Shares                             Shares          Percent
Name of                                          Beneficially        Percent        Beneficially          of
Beneficial Owner                                     Owned           of Class         Owned (1)         Class
----------------                                 ------------        --------       -------------      --------

Howard S. Stern..............................      956,412 (2)          23.9         1,149,243 (2)        18.9
Chairman of the Board, Director

David P. Meyers..............................      332,742 (2)(3)       8.3            463,331 (2)(4)     7.7
Director

Anthony A. Lombardo..........................         None               *             150,000            2.4
President, Chief Executive Officer,
Director

Paul S. Echenberg (5)........................          500               *              90,705            1.5
Chairman of the Board of
E-Z-EM Canada, Director

Donald A. Meyer (5)..........................       17,679               *              43,486             *
Director

James L. Katz (5)............................          525               *              40,567             *
Director

Dennis J. Curtin.............................        1,944               *              38,236             *
Senior Vice President

Eamonn P. Hobbs..............................           50               *              39,604             *
Vice President

Pierre A. Ouimet.............................          500               *              38,270             *
Former President of E-Z-EM Canada

Craig A. Burk................................         None               *              30,259             *
Vice President

Joseph J. Palma..............................         None               *              15,464             *
Senior Vice President

Michael A. Davis, M.D........................         None               *              13,786             *
Medical Director, Director

Robert J. Beckman............................         None               *                None             *
Director
George P. Ward...............................         None               *                None             *
Director

All directors and executive                      1,498,489(3)          37.4         2,576,139 (4)        38.5
  officers as a group (22 persons)...........

__________
 * Does not exceed 1%.

(1) Includes Class B common stock shares issuable upon exercise of options currently exercisable or exercisable within 60 days of the record date as follows: Howard S. Stern (78,786), David P. Meyers (4,000), Anthony A. Lombardo (150,000), Paul S. Echenberg (76,015), Donald A. Meyer (20,077), James L. Katz (34,756), Dennis J. Curtin (35,556), Eamonn P. Hobbs (39,595), Pierre A. Ouimet (38,240), Craig A. Burk (30,259), Joseph J. Palma (15,464), Michael A. Davis, M.D. (11,091) and all directors and executive officers as a group (693,717).

(2) The shares of Class A and Class B common stock listed as beneficially owned are subject to an irrevocable proxy granted to the members of the special committee of the Company's board to vote all of such shares in favor of the proposed recapitalization merger. For a further discussion of the terms of the irrevocable proxy and the related stockholders agreement, see "The Recapitalization - Background and Reasons for the Recapitalization."

(3) Includes 36,000 shares in which Mr. Meyers has only a remainder interest. Betty K. Meyers holds a life estate in such shares. Also includes 139,991.75 shares beneficially owned by Mr. Meyers as a result of his beneficial ownership of 22.55% of the Meyers Family Limited Partnership.

(4) Includes 239,874.27 shares beneficially owned by Mr. Meyers as a result of his beneficial ownership of 22.55% of the Meyers Family Limited Partnership.

(5) Messrs. Katz, Meyer and Echenberg are the members of the special committee of the Company's board and, in this capacity, have been granted an irrevocable proxy by certain stockholders of the Company who collectively hold 2,567,242 shares of Class A common stock, or approximately 64.2% of the Company's voting power, to vote such shares in favor of the proposed recapitalization merger. Messrs. Katz, Meyer and Echenberg may be deemed to be the beneficial owners of the shares subject to the irrevocable proxy, but each of them disclaims such beneficial ownership. For a further discussion of the terms of the irrevocable proxy and the related stockholders agreement, see "The Recapitalization - Background and Reasons for the Recapitalization."



Stock Performance

         The following graph compares the cumulative total stockholder return on the Company's Class A common stock and Class B common stock with returns on the American Stock Exchange Composite Index ("AMEX Composite") and the Standard and Poor's Healthcare Equipment (Supercap) Index ("S&P Healthcare Equipment (Supercap)"), for the five-year period ended June 1, 2002. The total return of the Class A common stock presented in the following graph treats all stock dividends payable in Class B common stock as cash dividends and assumes the reinvestment of such dividends in Class A common stock. As prescribed by the SEC, the measurements are indexed to a value of $100 at May 31, 1997, and assume all dividends were reinvested.





                              [GRAPH OMITTED]





                                         Total Return - Data Summary

                                                         Cumulative Total Return
                                     ---------------------------------------------------------------
                                        5/97       5/98      5/99       5/00      5/01       5/02
                                        ----       ----      ----       ----      ----       ----
E-Z-EM, INC. - CLASS B (EZM.B)         100.00     79.36     67.54      87.80     71.59      121.57
E-Z-EM, INC. - CLASS B (EZM.A)         100.00     88.83     64.24      87.24     67.26      139.59
AMEX COMPOSITE                         100.00     118.04    128.64     149.49    155.21     158.84
S & P HEALTHCARE                       100.00     128.50    158.02     183.84    188.28     203.30
   EQUIPMENT (SUPERCAP)




Certain Relationships and Related Transactions

         A facility of the Company located in Westbury, New York is owned approximately 33% by Howard S. Stern, approximately 31% by Betty K. Meyers, a principal stockholder, and David P. Meyers, a principal stockholder and director of the Company, approximately 2% by other employees of the Company and approximately 34% by unrelated parties, which includes a 31% owner who manages the property. Aggregate rentals, including real estate tax payments, were $164,000 during 2002. The lease term expires in 2004.

         Two facilities of the Company's wholly-owned subsidiary located in Tokyo, Japan are owned by Tohru Nagami, the subsidiary's President, and his mother. Aggregate rentals were $55,000 during 2002. The lease term expires in November 2002.

         A facility of the Company located in Old Westbury, New York is owned by Howard S. Stern. Aggregate rentals, including real estate tax payments, were $48,000 during 2002. The lease term expires in December 2002.

         The Company has split dollar life insurance arrangements with Howard
S. Stern (including his spouse) and Betty K. Meyers. On an annual basis, the Company makes advances of approximately $100,000 per insured toward the cost of such life insurance policies. Through August 2000, such advances were interest bearing and payable to the Company annually by the insureds. In August 2000, the arrangements were modified, to conform to the Company's other split dollar life insurance arrangements, making future advances non-interest bearing. In May 2002, the board of directors approved a resolution to forgive any unpaid interest. Under collateral assignment agreements, the proceeds from the policies will first be used to repay all advances made by the Company. At June 1, 2002, the cash surrender value of such policies aggregated $1,026,000, and the aggregate amount of advances made by the Company totaled $1,000,000. The Company is currently reviewing these arrangements in light of the Sarbanes-Oxley Act of 2002.

         The Company has engaged Michael A. Davis, M.D., a director of the Company, for consulting services. Fees for such services were approximately $126,000 during 2002.

         The Company has engaged Donald A. Meyer, a director of the Company, for consulting services. Fees for such services were approximately $30,000 during 2002.

         The Company's employment contract with Howard S. Stern, the Chairman of the Company's board of directors, expired on November 30, 2001. Effective January 1, 2002, the Company entered into an agreement with Mr. Stern pursuant to which Mr. Stern has agreed to provide certain services to the Company until December 31, 2004. The Company has agreed to include Mr. Stern in its slate of directors for the 2002 annual meeting and to appoint Mr. Stern as Chairman of the board for a one-year term beginning at the annual meeting. So long as Mr. Stern remains Chairman of the Company, he is entitled to receive twice the regular fees and other compensation (including cash, stock and options) paid to directors for service on the board. Under the terms of the agreement, Mr. Stern is entitled to receive 36 equal monthly payments of $20,833.34, as well as certain bonus opportunities. Mr. Stern also receives other benefits and perquisites and, so long as he remains Chairman, an annual sum of up to $80,000 for reimbursement of reasonable business expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no reports were required for such persons, the Company believes that, during the fiscal year ended June 1, 2002, all of the filing requirements applicable to its executive officers, directors and 10% shareholders were complied with.


                             THE RECAPITALIZATION

         The discussion in this proxy statement of the recapitalization and the principal terms of the agreement and plan of merger and recapitalization is subject to, and qualified in its entirety by reference to, the agreement and plan of merger and recapitalization, a copy of which is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference.

Background and Reasons for the Recapitalization

         E-Z-EM adopted its dual class, voting and non-voting, capital structure in 1992. The dual class capital structure was implemented to provide additional flexibility to E-Z-EM, while balancing the control and liquidity concerns of members of the Stern and Meyers families, two groups of stockholders that currently collectively hold approximately 64.2% of the Company's voting power. At that time, E-Z-EM believed that the dual class structure would:

         o allow E-Z-EM to issue equity securities in connection with acquisitions and to raise equity capital or to issue convertible debt or convertible preferred stock as a means to finance future growth without diluting the voting power of the Company's existing stockholders;

         o allow E-Z-EM to grant equity-based compensation awards without diluting the voting power of the Company's existing stockholders;

         o allow the existing holders of E-Z-EM common shares to sell or otherwise dispose of common shares while maintaining their voting positions; and

         o reduce the risk of an unsolicited takeover attempt that might not be in the best interests of the Company and its stockholders.

         At the time the dual class capital structure was implemented, our board of directors considered potential disadvantages of the structure, but determined that the potential benefits that it believed would result from the structure would outweigh any potential disadvantages.

         At various times since adoption of our dual class capital structure, our management and board of directors have discussed the possibility that, in practice, the disadvantages of E-Z-EM's dual class capital structure may have outweighed potential advantages related to the structure. Management and the board have noted that the Company has never used the shares of Class B common stock in connection with any acquisitions, nor has it sold shares of Class B common stock or debt or shares convertible into Class B common stock in any public or private offering in order to raise capital. Given that E-Z-EM has not enjoyed some of the intended benefits of the Class B common stock, your board began to consider whether the disadvantages of the dual class capital structure may have begun to outweigh its potential benefits, especially in light of the prevalence of single class capital structures among publicly held corporations. The current disadvantages of the dual class capital structure that have been noted by management and the board include, among others, the following:

         o potential confusion due to the complicated nature of our capital structure, which may diminish investor interest, analyst coverage and the size of our investor base;

         o    additional administrative expenses; and

         o    impaired liquidity, trading volume, and trading efficiencies.

         Based on these considerations, at a meeting of the Company's board of directors held in October 2001, the board determined to evaluate the feasibility of eliminating E-Z-EM's dual class capital structure and, if possible, to submit a proposal regarding the recapitalization of the Company to a vote of stockholders at the Company's 2002 annual meeting. At its meeting held on May 6 and 7, 2002, the E-Z-EM board again considered the elimination of E-Z-EM's dual class capital structure. In light of the significant stock holdings of the Stern and Meyers families, and their representation on the board, the board determined that a special committee comprised of Messrs. James L. Katz (Chairman), Paul S. Echenberg and Donald A. Meyer, each of whom is an outside member of the board, should be formed for the purpose of reviewing, evaluating, negotiating and making recommendations to the full board regarding the proposed recapitalization. The three members of the special committee formed to evaluate the proposed recapitalization each received an additional fee of $15,000 in consideration for their services and were indemnified by the Company against liabilities incurred in connection with their services on the special committee.

         In connection with its mandate and authorization from the board, the special committee retained Skadden, Arps, Slate, Meagher & Flom LLP and Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to provide the special committee with legal and financial advice and assistance in connection with its evaluation of the proposed recapitalization.

         The committee met with its advisors, both in person and telephonically, on a number of occasions to evaluate the proposed recapitalization and the terms and conditions under which it could be implemented. The special committee, with the advice and assistance of its advisors, also considered potential impediments to implementing the proposed recapitalization, including:

         o the presence of certain super-majority stockholder voting requirements contained in the Company's certificate of incorporation;

         o the concentration of a significant percentage of the Company's voting power in the hands of the Stern and Meyers families; and

         o Mr. Stern's stated opposition to the proposed recapitalization, as set forth in a Schedule 13D filing made by Mr. Stern and certain of his affiliates with the SEC on June 13, 2002.

         Despite these potential impediments, the special committee continued to believe that consummation of the proposed recapitalization was in the best interests of the Company's stockholders and could potentially have a number of significant benefits to the Company, including, among others, improved stock price performance, broader analyst coverage, increased trading volume for the Company's securities and enhanced ability to use stock as an acquisition currency. Accordingly, the special committee, with the assistance of its advisors, evaluated a number of possible methods of implementing the proposed recapitalization, including:

         o the repurchase of all or a significant portion of the outstanding shares of Class B common stock;

         o an amendment to the Company's certificate of incorporation that would reclassify the Class A and Class B common stock into shares of a new single class of common stock;

         o a merger with and into the Company of a newly formed, wholly owned subsidiary of the Company formed as a corporation or limited liability company, in which the shares of Class B common stock would be converted into shares of Class A common stock or in which the shares of Class A common stock and Class B common stock would be converted into shares of a new single class of voting common stock.

         After carefully considering each of these possible methods of implementing the proposed recapitalization, and in light of the advice of its advisors and the potential impediments to the recapitalization described above, the special committee determined to recommend that the Company's board authorize management to proceed with the proposed recapitalization in a merger transaction which the special committee believed would not have required super-majority approval by the holders of Class A common stock. The special committee further determined to recommend that, following the merger, the super-majority voting provisions currently applicable to the Company's securities be eliminated from the Company's certificate of incorporation. If adopted as proposed, following the transaction, each stockholder would be entitled to one vote per share and all matters submitted to a vote of stockholders other than director removal would be decided by majority vote.

         The special committee also gave significant consideration to the appropriate exchange ratio for the conversion of the Class A common stock and Class B common stock into shares of the new single class of voting common stock. With the advice and assistance of Houlihan Lokey, the special committee determined that a one-for-one exchange was the appropriate basis on which to implement the proposed recapitalization. As such, the special committee determined to recommend that in the recapitalization merger each outstanding share of Class A common stock and each outstanding share of Class B common stock be converted into one share of a new class of voting common stock.

         Based on the foregoing, and after carefully weighing the legal and financial advice of its advisors and taking into account the numerous other factors considered by the special committee in light of its extensive knowledge of the Company's history, operations and financial condition, at a special meeting of the E-Z-EM board held on July 9 and 10, 2002, the special committee recommended that the Company's board authorize management to proceed with the proposed recapitalization on the basis described above. At the July 9 and 10, 2002 meeting, Houlihan Lokey, the special committee's financial advisor, gave an extensive presentation regarding the benefits perceived to be associated with the proposed recapitalization and the basis on which the one-for-one exchange ratio was determined. Representatives of Houlihan Lokey further indicated that they were prepared to deliver to the board and the special committee an opinion to the effect that the consideration to be received by the holders of Class A and Class B common stock in the recapitalization merger was fair to such holders from a financial point of view.

         Following the special committee's presentation, significant discussion ensued among the members of the board. The special committee then met separately with Messrs. Stern and Meyers who each agreed to support the proposed recapitalization. Following these discussions, the board, by a unanimous vote of those present, voted to authorize management to proceed with the proposed recapitalization.

         On July 10, 2002, the Company issued a press release announcing that the E-Z-EM board had authorized management to proceed with the implementation of the proposed recapitalization.

         On July 15, 2002, the Company and the members of the Stern and Meyers families entered into an agreement pursuant to which the members of the Stern and Meyers families agreed:

         o to vote all of the shares of E-Z-EM capital stock beneficially owned by them in favor of the proposed recapitalization and against any other proposal that is inconsistent with or contrary to the terms and conditions of the proposed recapitalization at any stockholders meeting of the Company or in connection with any consent solicitation relating to the Company.

         o until the earlier of the consummation of the proposed recapitalization or December 31, 2002, not to sell, dispose or otherwise transfer any of the shares of E-Z-EM capital stock beneficially owned by them, subject to limited exceptions.

         o to provide irrevocable proxies to Messrs. James L. Katz, Paul S. Echenberg and Donald A. Meyer to vote the shares of E-Z-EM capital stock beneficially owned by them in favor of the proposed recapitalization and against any other proposal that is inconsistent with or contrary to the terms of the proposed recapitalization

         o to irrevocably withdraw certain stockholder proposals submitted to the Company for inclusion in the Company's proxy statement for the annual meeting, not to submit any stockholder proposal to the Company similar to such proposals prior to July 15, 2004, and to vote all of the shares of E-Z-EM capital stock beneficially owned by them against any such stockholder proposal during this two-year period.

         o to negotiate in good faith in an effort to enter into a stockholders' agreement on or before December 1, 2002.

         At a meeting of the E-Z-EM board held on July 25, 2002, the board considered the specific terms and conditions for the recapitalization merger set forth in a draft recapitalization merger agreement and, Houlihan Lokey delivered its oral opinion to the special committee and the board of directors, which was subsequently confirmed in writing, that the conversion of each outstanding share of Class A common stock and each outstanding share of Class B common stock into one share of a new class of E-Z-EM common stock was fair, from a financial point of view, to the holders of Class A common shares and Class B common shares. Based in part on the advice of Houlihan Lokey and the recommendation of the special committee, your board of directors approved and declared the advisability of the recapitalization merger and the related recapitalization merger agreement by a unanimous vote of the directors present at the meeting.

         The directors present at the July 25th meeting also unanimously recommended that the recapitalization be submitted to a vote of our stockholders at the annual meeting. Thereafter, the board approved the filing of this document with the SEC, a preliminary version of which was prepared by management and counsel in preparation for the July 25th meeting. The recapitalization merger agreement was executed later that day.

Recommendation of the Board of Directors

         On July 25, 2002, the E-Z-EM board of directors:

         o declared that the recapitalization merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and its stockholders;

         o approved and declared the advisability of the recapitalization merger and the recapitalization merger agreement, and the consummation of the transactions contemplated thereby; and

         o directed that the recapitalization merger agreement be submitted to a vote of the holders of the Company's voting Class A common stock at the annual meeting and recommended that the holders of shares of Class A common stock vote for the recapitalization merger proposal.

         In reaching its determination to approve and declare the advisability of the recapitalization merger and the recapitalization merger agreement, the E-Z-EM board of directors considered a variety of factors, including:

         o the recommendation of the special committee regarding the proposed recapitalization, including with respect to the structure and terms of the proposed recapitalization;

         o the various factors considered by the special committee in reaching its determination to recommend the proposed recapitalization, as described above, including the potential benefits the special committee believed could result from the proposed recapitalization and the negative effects on the Company which the special committee believed to be associated with the Company's current dual class capital structure;

         o the board's belief that the potential advantages of the proposed recapitalization outweighed any potential disadvantages; and

         o the advice and analysis of Houlihan Lokey, including the opinion of Houlihan Lokey to the effect that the consideration to be received by the holders of the Company's Class A common stock and Class B common stock in the recapitalization merger was fair to such holders from a financial point of view.

         In view of the variety of factors considered in connection with its evaluation of the recapitalization merger agreement and the recapitalization merger, the E-Z-EM board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the E-Z-EM board may have given different weight to the different factors.

Opinion of E-Z-EM's Financial Advisor

         On June 10, 2002, the special committee of the board of directors of E-Z-EM, Inc. retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") to analyze the fairness, from a financial point of view, of the consideration to be received by stockholders in a reclassification of E-Z-EM's two classes of common stock into one class of stock pursuant to the merger of a wholly owned subsidiary of E-Z-EM with and into E-Z-EM, with E-Z-EM continuing as the surviving corporation in the merger. At the July 9, 2002 meeting of the board of directors Houlihan Lokey presented its analysis, and at the July 25, 2002 meeting of the board of directors Houlihan Lokey delivered its written opinion to the effect that, as of such date and based on the matters described in the opinion, the consideration to be received by the holders of E-Z-EM's Class A and Class B common stock in the recapitalization merger is fair to such holders, from a financial point of view. It should be understood that Houlihan Lokey's opinion, dated July 25, 2002, to the board of directors speaks as of that date and that Houlihan Lokey does not have any obligation to update, revise or reaffirm its opinion, including at the time of the annual meeting of the stockholders.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following is a brief summary and general description of the analysis performed by Houlihan Lokey. The summary does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusion reached by Houlihan Lokey or a complete description of its presentation to the board of directors. Houlihan Lokey believes, and so advised the board of directors, that Houlihan Lokey's analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions.

         Houlihan Lokey's opinion and financial analyses were only one of many factors considered by the board of directors in its evaluation of the recapitalization merger and should not be viewed as determinative of the views of the board of directors with respect to the recapitalization merger. Houlihan Lokey did not attempt to assign specific weights to particular analyses.

         The complete text of Houlihan Lokey's opinion is attached as Annex A to this proxy statement/prospectus. The summary of the opinion set forth below is qualified in its entirety by reference to such opinion. You are urged to read the opinion carefully in its entirety for a description of the procedures followed, the factors considered and the assumptions made by Houlihan Lokey.

         Houlihan Lokey's opinion to the board of directors addresses only the fairness of the consideration to be received in the recapitalization merger, from a financial point of view, to the holders of E-Z-EM's Class A and Class B common stock, and does not constitute a recommendation to the stockholders as to how they should vote. Houlihan Lokey's opinion does not address E-Z-EM's underlying business decision to effect the recapitalization merger.

         In connection with the preparation of its opinion, Houlihan Lokey made certain reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

         1. reviewed the Company's Form 10-K for the fiscal year ended June 2, 2001, and the Company's Form 10-Q for the period ended March 2, 2002, which the Company's management has indicated is the most recently available financial information;

         2.   reviewed the Company's Proxy Statement filed October 30, 2001;

         3. reviewed the Company's internal financial forecast and budget for the fiscal years ending June 1, 2002 and May 31, 2003;

         4. reviewed the Company's Restated Certificate of Incorporation, as amended;

         5.   reviewed the Company's Bylaws, as amended, through August 1993;

         6. reviewed the minutes of the Company's board of directors meetings on August 21, 1992 and September 22, 1992;

         7.   reviewed the Company's Proxy Statement filed September 28, 1992;

         8. reviewed a schedule of Estimated Stock Holdings of E-Z-EM as of May 28, 2002, provided by management of the Company;

         9. reviewed a schedule of outstanding stock options granted to management and directors of the Company, as of June 1, 2002;

         10. reviewed a draft, dated July 23, 2002, of the Company's Proxy Statement to be filed in conjunction with the recapitalization merger;

         11. reviewed a draft, dated July 23, 2002, of the Company's Agreement and Plan of Merger and Recapitalization;

         12. met and interviewed certain members of the senior management of the Company to discuss the operations, financial condition, capital structure, future prospects and projected operations and performance of the Company;

         13. reviewed certain publicly available financial data, including current and historical equity trading prices for the Company and for certain companies that we deem comparable to the Company, and reviewed publicly available information regarding transactions that we consider similar to the recapitalization merger; and

         14. conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.


         In preparing its opinion, Houlihan Lokey has relied upon and assumed, without independent verification, that the financial information provided to it has been reasonably prepared and accurately and completely reflects the historical financial performance and current financial condition of E-Z-EM, and represents the best currently available estimates of the future financial results and condition of E-Z-EM, and that there has been no material change in the assets, financial condition, business or prospects of E-Z-EM since the date of the most recent financial statements made available to Houlihan Lokey.

         In assessing the financial fairness of the consideration to be received in the recapitalization merger, Houlihan Lokey:

         o analyzed the respective rights and privileges of each class of E-Z-EM's common stock,

         o analyzed the historical trading price and volume of the two classes of E-Z-EM's common stock,

         o    analyzed the stockholder profile of E-Z-EM,

         o analyzed similar transactions in which public companies converted from two classes of stock to one class,

         o analyzed other public companies with a dual class (voting / non-voting) capital structure, and

         o    analyzed the trading profile of comparable public companies.

         The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with rendering its opinion.

Summary of Rights and Privileges of E-Z-EM Common Stock

         E-Z-EM has approximately 4,001,341 shares of (voting) Class A common stock outstanding, of which approximately 64% is owned by the two founding families of E-Z-EM. E-Z-EM has approximately 5,990,974 shares of (non-voting) Class B common stock outstanding, of which approximately 52% is owned by the two founding families of E-Z-EM. Both classes of E-Z-EM common stock are publicly traded on the American Stock Exchange.

         The following is a summary of certain rights and privileges of each class of E-Z-EM's common stock. This is not a comprehensive description of each class; which is contained in the company's Certificate of Incorporation.

Summary Terms of Class A Common Stock:

Voting:           One vote per share.

                  66% affirmative vote of Class A shares actually voted required for any

                     o    amendment of the certificate of incorporation,

                     o    reduction of capital,

                     o    merger with and into one or more corporations,

                     o sale, transfer, pledge, etc. of substantially all of the Company's property or assets, or

                     o    liquidation, dissolution or winding up of the Company.

Dividends:        May receive cash dividends equal to or less than dividends paid on Class B common stock. May receive stock dividends either in the form of Class A or Class B common stock.


Summary Terms of Class B Common Stock:

Voting:           No vote.

Dividends:        May receive cash dividends equal to or greater than
                  dividends paid on Class A common stock. May receive stock dividends only in the form of Class B common stock.

Conversion:       May be converted into Class A common stock on a one-for-one basis if either

                      o the Class A or Class B shares are excluded from quotation on the AMEX due to the dual class structure, or

                      o the number of outstanding shares of Class A common stock falls below 10% of total number of shares of all classes of outstanding E-Z-EM common stock.

Protection:       Any acquirer of 10% or more of the Class A common stock
                  after the effective date of the protection provision that does not own an equal percentage of the outstanding Class B shares on the acquisition date must commence a public tender offer to acquire an amount of Class B stock sufficient to raise the percentage of outstanding Class B shares owned to a level equal to the post-acquisition percentage of Class A shares owned at a price equal to the higher of

                      o the highest price paid by such acquirer in the prior six months for the Class A shares or

                      o the highest bid price of a share of Class A or Class B common stock on the "trigger date".

         Houlihan Lokey noted that, according to the rights and privileges of the Class B common stock holders, in a control transaction with a third party, the holders of Class B common stock would receive at least the same value per share as the holders of Class A common stock. Accordingly, Houlihan Lokey observed that a holder would be economically indifferent as to the class of stock held in the event that a control transaction is completed.

Historical Trading Analysis of E-Z-EM Common Stock

         As part of its analysis, Houlihan Lokey performed an analysis of the historical trading profile of the two classes of E-Z-EM's common stock. The following table summarizes the average daily trading volume of each class of common stock and the weighted average premium of the (voting) Class A common stock compared to the (non-voting) Class B common stock over 10-year, 5-year and 1-year periods.

                                              Class A                 Class B
                                              -------                 -------
Average Daily Volume
--------------------
         10  Year                              1,520                   2,812
          5  Year                              1,248                   2,740
          1  Year                              2,134                   2,816
Average Class A Premium
-----------------------
         10  Year                              12.2%
          5  Year                              8.2%
          1  Year                              13.2%


Analysis of Public Companies With Dual-Class Capital Structures

         Houlihan Lokey identified and analyzed a group of companies that, as of the time of the analysis, had two classes of publicly traded common stock with different voting rights. These companies were classified into three groups:

         o companies for which there is no dividend preference for the low-vote stock;

         o companies for which there is a stated dividend preference for the low-vote stock, but such preference dividends have never been paid; and

         o companies for which there is a stated dividend preference for the low-vote stock, and such preference dividends have historically been paid.

         The analysis indicated that for companies with no dividend preference, the high-vote shares traded at an average premium of 5.1% compared to the low-vote stock over a trailing 60-day period, and a premium of 4.3% over a trailing one-year period. For companies with a stated dividend preference where such preference dividends have never been paid, the high-vote shares traded at an average premium of 5.1% compared to the low-vote stock over a trailing 60-day period, and a premium of 7.2% over a trailing one-year period. For companies with a stated dividend preference where such preference dividends have historically been paid, the high-vote shares traded at an average premium of 5.4% compared to the low-vote stock over a trailing 60-day period, and a premium of 7.2% over a trailing one-year period.

Analysis of Similar Recapitalization Transactions

         Houlihan Lokey identified and analyzed seventeen similar reclassification transactions of publicly traded companies from May 1998 through July 2002. In each similar transaction, a public company with two classes of stock with different voting rights reclassified or converted the two classes into a single class of voting stock. In thirteen of the seventeen similar transactions, the ratio of new shares received by each class of common stock was one-for-one. In two of the transactions, the class of stock with the higher voting power received 1.1 share of new stock, and the class with lower voting power received 1.0 share of new stock. In one of the transactions, the class of stock with the higher voting power received 1.24 share of new stock, and the class with lower voting power received 1.0 share of new stock.

         Houlihan Lokey noted that there did not seem to be a correlation between the conversion ratios of the transactions with either

         o the historical trading premium/discount of the high vote stock vs. the low-vote stock, or

         o    the change in the "insider" voting power due to the transaction.

         Houlihan Lokey also analyzed the post-transaction stock price performance of each company versus a relevant industry index. Over the six-month period following the consummation of each transaction, the average company's stock outperformed its relevant index by 8.5%. For each company, Houlihan Lokey also compared

         o the average daily trading volume of all classes of stock for the 60 days prior to the announcement of each transaction to

         o the average daily trading volume for the 60 days following the six-month period after consummation of each transaction.

         Houlihan Lokey noted that the average company's trading volume increased approximately 44% (excluding one outlier company which experienced an increase of over 1500%). Houlihan Lokey noted, however, that there are many factors that contribute to a company's stock price performance and trading volume, and that no conclusions should be drawn regarding E-Z-EM's future stock price performance or trading volumes should the recapitalization merger be approved and consummated.

         In reaching its conclusions, Houlihan Lokey considered all of the above analyses including:

         o under the terms of the Company's certificate of incorporation, a holder would be economically indifferent as to the class of stock held in the event a control transaction is completed; and

         o of the 17 recently completed recapitalization transactions 13 were done at a one-to-one ratio, with no apparent correlation between the exchange ratios and either the historical premium on the high-vote stock, or the change in insider control.

         Based on the foregoing analysis, Houlihan Lokey has concluded that the consideration to be received in the recapitalization merger is fair to the stockholders of E-Z-EM's Class A and Class B common stock from a financial point of view.

                             * * * * * * * * * * *

         Houlihan Lokey has not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of E-Z-EM. Houlihan Lokey has not independently verified the accuracy and completeness of the information supplied to it with respect to E-Z-EM and does not assume any responsibility with respect to such information. Houlihan Lokey was not requested to, and did not, make an independent evaluation or appraisal of E-Z-EM's assets or liabilities, contingent or otherwise, and was not furnished with any evaluations or appraisals. Houlihan Lokey's analysis is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by Houlihan Lokey at the date of its opinion and presentation to the board of directors of E-Z-EM.

         Houlihan Lokey is a nationally recognized investment banking firm with expertise in, among other things, valuing businesses and securities and rendering fairness opinions. Houlihan Lokey is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans, corporate and other purposes. E-Z-EM selected Houlihan Lokey because of its experience and expertise in performing valuations and fairness analysis. Houlihan Lokey does not beneficially own nor has it ever beneficially owned any interest in E-Z-EM. Furthermore, Houlihan Lokey has no agreement or understanding to provide additional services to E-Z-EM beyond the scope of this fairness opinion.

Fees and Expenses

         E-Z-EM has agreed to pay Houlihan Lokey its customary fee for such services plus its reasonable out-of-pocket expenses incurred in connection with the rendering of a fairness opinion, including Houlihan Lokey's reasonable expenses of legal counsel. No portion of the fee was contingent upon approval or completion of the recapitalization merger. E-Z-EM has further agreed to indemnify Houlihan Lokey against certain liabilities and expenses related to or arising in connection with the rendering of its services, including liabilities under the federal securities laws.

Certain Effects of the Recapitalization Merger

Business and Operations

         The recapitalization merger will have no effect on the business or operations of the Company and its subsidiaries. Immediately following the recapitalization merger, the business and operations of the Company, as currently conducted, will be continued by the Company as the surviving corporation in the recapitalization merger. In addition, the directors and officers of the Company will continue to be the directors and officers of the Company following the recapitalization merger.

Effect on Market Price

         The market price of shares of E-Z-EM's new common stock following the conversion of the Company's currently outstanding Class A and Class B common stock will depend on many factors, including, among others, the future performance of the Company, general market conditions and conditions relating to companies in industries similar to that of the Company. Accordingly, the Company cannot predict the prices at which the common stock will trade following the recapitalization, just as the Company could not predict the price at which the Class A common stock and Class B common stock currently trade. On July 9, 2002, the last trading day prior to the public announcement that the Company intended to proceed with the recapitalization merger, the closing price of the Class A common stock and the Class B common stock was $8.06 per share and $7.75 per share, respectively, as reported on the AMEX, and on September 6, 2002, the last trading day prior to the printing of this proxy statement, the closing price of the Class A common stock and the Class B common stock was $6.75 and $6.50, respectively, as reported on the AMEX.

Conversion of Shares

         In the recapitalization merger, each share of Class A common stock and each share of Class B common stock will be converted into one share of new common stock. Promptly after the effective time, the Company is required to mail or cause to be mailed to each holder of record of Class A common stock or Class B common stock a letter of transmittal and instructions for such holder's surrender of his certificate representing shares of Class A common stock or Class B common stock in exchange for a certificate or certificates representing the number of shares of new common stock into which such holder's shares of Class A common stock or Class B common stock are converted.

         Holders of Class A common stock and Class B common stock should surrender certificates previously representing Class A common stock and Class B common stock only after they have received a transmittal letter, and then only in accordance with the instructions contained in the transmittal letter. Please do not send in your stock certificates with the enclosed proxy card and do not surrender any certificates until you have received transmittal materials from our transfer agent following completion of the recapitalization merger.

Treatment of Stock Options

         The recapitalization merger will not have an adverse impact on the Company's stock option plans. Each of the outstanding employee options to purchase shares of Class A common stock or Class B common stock will be converted into an option to purchase an equal number of shares of new common stock for the same exercise price and upon the same terms as in effect before the recapitalization merger.

Employee Benefit Plans

         All of our employee benefit and welfare plans, such as our medical plans and pension plans, are expected to continue substantially unchanged and benefits under these plans are not expected to be affected by the recapitalization merger. The Company, however, reserves the right to modify any employee benefit or welfare plan.

Federal Securities Law Consequences

         The conversion of the Class A common stock and Class B common stock into new common stock is being made pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933. Shares of common stock issued upon effectiveness of the recapitalization merger, other than any such shares held by "affiliates" of the Company within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the existing Class A common stock and Class B common stock without additional registration under the Securities Act. Affiliates of the Company and holders of restricted shares will continue to be subject to the restrictions specified in Rule 144 under the Securities Act. Persons who may be deemed to be affiliates of E-Z-EM for such purposes generally include individuals or entities that control, are controlled by or are under common control with E-Z-EM and include directors and executive officers of E-Z-EM.

Material Federal Income Tax Consequences of the Recapitalization

         The following discussion summarizes the material U.S. federal income tax consequences of the recapitalization to holders of Class A common stock and Class B common stock. This discussion assumes that such shares are held as capital assets and does not address all of the U.S. federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as:

         o    financial institutions,

         o    mutual funds,

         o    tax-exempt organizations,

         o    insurance companies,

         o    dealers in securities or foreign currencies,

         o persons (including traders in securities) using a mark-to-market method of accounting,

         o stockholders who hold such shares as a hedge against currency risk or as part of a straddle, constructive sale or conversion transaction, or

         o stockholders who acquired their shares upon the exercise of employee stock options or otherwise as compensation.

         The following discussion is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling has been or will be sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the recapitalization and the following discussion is not binding on the Internal Revenue Service. You are strongly urged to consult your tax advisor as to the specific tax consequences to you of the recapitalization, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

         Based on the advice of our counsel, Skadden, Arps, Slate, Meagher & Flom LLP, we believe the recapitalization will constitute a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code. Accordingly, you will not recognize any gain or loss upon the receipt of new common stock in exchange for your old Class A common stock or Class B common stock pursuant to the recapitalization.

         A stockholder's aggregate adjusted tax basis in the new common stock received in the recapitalization will be equal to such stockholder's aggregate tax basis in its old Class A common stock or Class B common stock surrendered in exchange therefor. A stockholder's holding period for the new common stock received in the recapitalization should include such stockholder's holding period for its old Class A common stock or Class B common stock surrendered in exchange therefor.

         The preceding discussion is general in nature and does not consider any particular stockholder's individual facts and circumstances. Since the tax consequences of the recapitalization to you will depend on your particular facts and circumstances, you are strongly urged to consult your tax advisor as to the tax consequences to you of the recapitalization.

Accounting Treatment

         The recapitalization merger will not have any effect on earnings per share or book value per share, except that the costs to effectuate the recapitalization will be charged to the statement of earnings in the period incurred.

AMEX Listing

         The Company is in the process of obtaining the necessary approval from the American Stock Exchange, or AMEX, in order to effect the recapitalization merger. Currently, the shares of Class A common and Class B common stock are traded separately on the AMEX. Class A common stock and Class B common stock, which are currently listed on the AMEX under the symbols "EZM.A" and "EZM.B", respectively, will no longer be listed after the recapitalization merger and will cease to exist. Following the recapitalization, only the new common stock will trade on the AMEX under the symbol "EZM." Although one of the reasons underlying the Company's desire for a single class of common stock is increasing the liquidity and trading efficiency of the Company's common stock, the Company cannot assure you that the liquidity and trading efficiency of the single class of common stock will increase as a result of the conversion.

No Appraisal Rights

         Under no circumstances are holders of Class A common stock or Class B common stock entitled to appraisal rights in connection with the recapitalization merger.

Regulatory Approval

         The Company must file a certificate of merger with the Secretary of State of the State of Delaware to complete the recapitalization merger.


             THE AGREEMENT AND PLAN OF MERGER AND RECAPITALIZATION

         This section of the proxy statement describes material provisions of the recapitalization merger agreement. This description does not purport to be complete and is qualified in its entirety by reference to the recapitalization merger agreement, a copy of which is attached as Annex B to this proxy statement and is incorporated in this proxy statement by reference. We urge you to read the recapitalization merger agreement carefully and in its entirety.

The Recapitalization

         As contemplated by the recapitalization merger agreement, the recapitalization merger will be effectuated by merging Merger Sub with and into the Company, with the Company as the surviving corporation in the merger and continuing its corporate existence under the laws of the State of Delaware.

Conversion of Shares in the Recapitalization

         Pursuant to the terms of the recapitalization merger agreement, at the effective time of the recapitalization merger:

         o Each share of Class A common stock and each share of Class B common stock issued and outstanding immediately prior to the effective time will, by virtue of the recapitalization merger and without any further action by the holder thereof, be converted into and become one share of new common stock.

         o Each share of Class A common stock and each share of Class B common stock, if any, held in the treasury of the Company or by any wholly owned subsidiary of the Company will, by virtue of the recapitalization merger, be converted into and become one share of new common stock.

         o Each share of Merger Sub's common stock outstanding immediately prior to the effective time will, by virtue of the recapitalization merger, be cancelled and retired and cease to exist, without any consideration therefor.

Certificate of Incorporation and By-Laws of the Company

         Following the completion of the recapitalization merger, the Company's current certificate of incorporation will continue to be the certificate of incorporation of the surviving corporation, until amended in accordance with its terms and applicable law. As a result of the merger, however, Article 4 of the Company's certificate of incorporation will be amended:

         o to reflect the combination of our two currently outstanding classes of common stock into a single, newly created class of common stock,

         o to provide that there will be no super-majority voting requirements in the Company's certificate of incorporation applicable to the Company's new class of common stock, and

         o to provide that each stockholder will have one vote per share and all matters brought before the stockholders of the Company will be determined by a majority vote.

A copy of the amendment to Article 4 of the certificate of incorporation is attached as Exhibit I to Annex B of this proxy statement.

         Following the completion of the recapitalization merger, the Company's current by-laws will continue to be the by-laws of the surviving corporation, until amended in accordance with their terms, the certificate of incorporation and applicable law. The existing super-majority provision in the Company's by-laws with respect to the removal of directors will not be changed.

Exchange of Certificates

         Promptly after the effective time, the Company is required to mail or cause to be mailed to each holder of record of Class A common stock or Class B common stock a letter of transmittal and instructions for such holder's surrender of his or her certificate representing shares of Class A common stock or Class B common stock in exchange for a certificate or certificates representing the number of shares of new common stock into which such holder's shares of Class A common stock or Class B common stock are converted.

         No dividends or other distributions with respect to shares of the new common stock with a record date on or after the effective time will be paid to the holder of any unsurrendered certificate until such certificate is surrendered to the Company.

         From and after the effective time, the Company will be entitled to treat the certificates for shares of Class A common stock and Class B common stock which have not yet been surrendered for exchange as evidencing the ownership of the number of shares of new common stock into which the shares of Class A common stock or Class B common stock have been converted.

         If a certificate for Class A common stock or Class B common stock has been lost, stolen or destroyed, the exchange agent will issue the new common stock upon receipt of appropriate evidence as to that loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary identification.

Treatment of Stock Options

         At the effective time of the recapitalization merger, each outstanding option to purchase Class A common stock or Class B common stock granted under the Company's stock option plans will by virtue of the recapitalization merger and the provisions of such option plans, and without any action on the part of the holder thereof, be converted into and become an option to purchase the same number of shares of the new common stock at the same exercise price per share and on the same terms and conditions as in effect immediately prior to the effective time.

Effective Time of the Recapitalization

         Subject to the satisfaction or waiver of the conditions to the recapitalization merger, the closing of the recapitalization merger will occur as soon as reasonably practicable following the 2002 annual meeting of stockholders of the Company. A certificate of merger will be filed with the Secretary of State of the State of Delaware following the closing. The merger will become effective at the time of such filing or at such later time as is specified in the certificate of merger.

Board of Directors and Officers of the Surviving Corporation

         The directors and officers of E-Z-EM immediately prior to the closing, will, from and after the effective time of the recapitalization merger, continue as the directors and officers of the surviving corporation, in each case, until their successors are duly elected, appointed or qualified in accordance with applicable law or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the surviving corporation.

Conditions to Completion of the Recapitalization Merger

         The completion of the recapitalization merger is subject to the following conditions:

         o adoption of the recapitalization merger proposal by the affirmative vote of the holders of 66% of the shares of Class A common stock actually voted at the annual meeting and a majority of the shares of Class A common stock outstanding;

         o absence of any law or injunction preventing the recapitalization merger;

         o approval for listing on the American Stock Exchange of the shares of new common stock issued in connection with the recapitalization; and

         o all filings with and consents and approvals from governmental entities and third parties required to consummate the recapitalization merger have been made or obtained.

Termination

         The recapitalization merger agreement may be terminated, and the recapitalization merger and other actions therein provided for may be abandoned, by the board of directors of the Company in its sole discretion at any time prior to the effective time.

Amendment; Waiver

         The recapitalization merger agreement may be amended by mutual consent of the boards of directors of the Company and Merger Sub, but any amendment by the Company must be approved by the special committee of the board of directors. Any provision of the recapitalization merger agreement may be waived at any time prior to the effective time of the recapitalization merger.


                  DESCRIPTION OF CAPITAL STOCK OF THE COMPANY
                        FOLLOWING THE RECAPITALIZATION

         The following description of the new common stock, par value $.10 per share, that stockholders of the Company will own following the recapitalization is not meant to be complete and is qualified by reference to the certificate of incorporation of the Company, as amended in connection with the recapitalization, the by-laws of the Company, and applicable Delaware law. A copy of the article of the certificate of incorporation that is proposed to be amended by the recapitalization merger is attached hereto as Exhibit I to Annex B. Copies of the current certificate of incorporation and the by-laws of the Company are incorporated by reference into this proxy statement and will be sent to you upon request. See "Where You Can Find More Information".

Description of Capital Stock of the Company Following the Recapitalization

         Authorized Capital Stock. If the holders of Class A common stock approve the recapitalization merger proposal, following the recapitalization merger, the Company will have only one class of common stock and the total number of shares of authorized capital stock of the recapitalized Company will be 17,000,000, consisting of:

         o    1,000,000 shares of preferred stock, par value $.10 per share.

         o 16,000,000 shares of the new common stock, par value $.10 per share; and

         Outstanding Capital Stock. Based on shares of Class A common stock and Class B common stock issued and outstanding as of September 4, 2002, following the recapitalization merger, the Company is expected to have approximately 9,992,315 shares of the new common stock issued and outstanding. As of September 4, 2002, the Company had no outstanding preferred stock and no preferred stock will be issued and outstanding as a result of the recapitalization merger.

         The Preferred Stock. Following the recapitalization, the board of directors will continue to have the power to:

         o    provide for the issuance of shares of preferred stock,

         o determine the number of shares in any series of preferred stock issued, and

         o fix the designations, preferences, qualifications, limitations, restrictions, and special or relative rights applicable to the preferred stock.

No preferred stock will be outstanding immediately following the recapitalization merger.

         The Common Stock. The following is a description of the new common stock that stockholders of the Company will own following the recapitalization merger.

         o    Voting Rights.

              - Each share of the new common stock will be entitled to one vote per share.

              - In general, approval of matters submitted to a stockholder vote will require the affirmative vote of a majority of the shares of the new common stock present in person or by proxy except removal of a director which will require the affirmative vote of the holders of at least 80% of the new common stock entitled to vote in the election of directors.

         o Preemptive or Other Subscription Rights. Holders of shares of the new common stock will not have any preemptive rights to subscribe to any additional issue or sale of the capital stock of the Company or to acquire any security convertible into capital stock of the Company.

         o Conversion, Redemption, Sinking Fund and Other Rights. No conversion, redemption or sinking fund provisions will apply to shares of the new common stock, and shares of the new common stock will not be liable to further call or assessment by the Company. All issued and outstanding shares of the new common stock will be fully paid and nonassessable.

         o Restrictions on Alienability. There will be no restrictions on the alienability of shares of the new common stock.

         o Dividend Rights. Holders of shares of the new common stock will be entitled to receive dividends, when, as and if declared by the board of directors of the Company in accordance with Delaware law.

Comparison of the Rights of Stockholders

         Following implementation of the recapitalization merger, the rights of stockholders that receive shares of the new common stock will continue to be governed by the laws of the State of Delaware, in addition to the certificate of incorporation and the by-laws of the Company. The rights of each holder of shares of the new common stock will be identical in all material respects to the rights of each holder of shares of Class A common stock and Class B common stock prior to the recapitalization merger, except with respect to the matters specified below:

 ---------------------------------------------------------------------------------------------------------------------------
|                     |                                                                            |         Post-          |
|                     |                     Pre-Recapitalization                                   |   Recapitalization     |
 ---------------------------------------------------------------------------------------------------------------------------
|   Capital           |  Class A Common Stock                  |   Class B Common Stock            |     Common Stock       |
|  Structure          |                                        |                                   |                        |
 ---------------------------------------------------------------------------------------------------------------------------
 Voting Rights         o  One vote per share;                   No voting rights except as           One vote per share.
                                                                otherwise required by law.
                       o  The affirmative vote of 66%
                          of the shares of Class A
                          common stock actually voted
                          is required with respect to
                          any (i) amendment of the
                          certificate of incorporation,
                          (ii) reduction of capital,
                          (iii) merger or consolidation
                          of the Company with or into
                          one or more corporations,
                          (iv) sale, conveyance, lease,
                          mortgage, pledge, or exchange
                          of all or substantially all
                          of the Company's property or
                          assets or (v) liquidation,
                          dissolution, or winding up of
                          the Company; and

                       o  The affirmative vote of 66%
                          of the outstanding shares of
                          the Class A common stock is
                          required to increase or
                          decrease the number of
                          authorized shares of Class B
                          common stock (but not below
                          the number of shares then
                          outstanding).
--------------------------------------------------------------------------------------------------------------------------
Dividends               Stock dividends are required to         o  Cash dividend payment pe         At the discretion
and Other               be made to all holders of Class            share of Class B common          of the board of
Distributions           A common stock and all                     stock may be higher (but         directors,
                        holders of Class B common                  no event lower) than the         dividends will be
                        stock and stock dividends on               cash dividend payment per        paid equally to all
                        Class A common stock may be                share of Class A common          holders of
                        made in shares of either Class             stock; and                       common stock.
                        A or Class B common stock.
                                                                o  Stock dividends are
                                                                   required to be made to
                                                                   all holders of Class A
                                                                   common stock and all
                                                                   holders of Class B common
                                                                   stock and may be made
                                                                   only in shares of Class B
                                                                   common stock to holders
                                                                   of Class B common stock.
--------------------------------------------------------------------------------------------------------------------------
Convertibility          None.                                   Convertible into Class A            None.
                                                                common stock on a share-for-
                                                                share basis under certain
                                                                circumstances.
--------------------------------------------------------------------------------------------------------------------------
Class                   None.                                   A person or a group is              Not applicable.
Protections                                                     required to commence a
                                                                public cash tender offer to
                                                                purchase a specified number
                                                                of additional shares of
                                                                Class B common stock
                                                                determined pursuant to a
                                                                formula, if at any time
                                                                after adoption of this
                                                                protection provision,

                                                                o  (i) such person or group
                                                                   acquires, or such group
                                                                   is formed whose members
                                                                   have acquired since
                                                                   adoption of this
                                                                   provision, beneficial
                                                                   ownership of shares of
                                                                   Class A common stock
                                                                   constituting 10% or more
                                                                   of the then issued and
                                                                   outstanding shares of
                                                                   Class A common stock, or
                                                                   (ii) any subsequent
                                                                   acquisition of shares of
                                                                   Class A common stock or
                                                                   formation of a group
                                                                   results in its beneficial
                                                                   ownership of shares
                                                                   representing integral
                                                                   multiple of 5% higher
                                                                   than 10% (e.g., 15%, 20%,
                                                                   25%, etc.) of the total
                                                                   number of shares of Class
                                                                   A common stock then
                                                                   issued and outstanding;
                                                                   and such person or group
                                                                   does not at the time of
                                                                   such acquisition
                                                                   beneficially own shares
                                                                   of Class B common stock
                                                                   acquired after the
                                                                   Company's first
                                                                   distribution of shares of
                                                                   Class B common stock
                                                                   constituting an equal or
                                                                   greater percentage of the
                                                                   then issued and
                                                                   outstanding sjares pf
                                                                   Class B common stock.

                                                                Failure to commence the
                                                                public cash tender offer
                                                                will result in a suspension
                                                                of the voting rights with
                                                                respect to the shares of
                                                                Class A common stock
                                                                acquired.
--------------------------------------------------------------------------------------------------------------------------
Merger and             Not applicable.                          Holders of Class B common           Not applicable.
Consolidation                                                   stock are entitled to receive
                                                                the same amount and
                                                                form of per share
                                                                consideration as that
                                                                received by any holder
                                                                of the Class A common
                                                                stock in any merger or
                                                                consolidation of the Company.
--------------------------------------------------------------------------------------------------------------------------
Equitable              Equitable adjustments will be            Equitable adjustments will  be      Not applicable.
Adjustments            made in the event the other              made in the event the other
                       class of common stock has been           class of common stock has
                       split, subdivided or combined.           been split, subdivided or
                                                                combined.
--------------------------------------------------------------------------------------------------------------------------



              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

         The Board of Directors appointed Grant Thornton LLP, independent certified public accountants, who were the Company's independent auditors for the 2002 fiscal year, as the Company's independent auditors for the fiscal year ending May 31, 2003. Although the selection of auditors does not require ratification, the board of directors has directed that the appointment of Grant Thornton LLP be submitted to the stockholders for ratification due to the significance of their appointment to the Company.

         The proposal to ratify the board's appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending May 31, 2003 must be approved by the affirmative vote of a majority of the votes cast at the annual meeting. For the purposes of this vote, a vote to abstain and a broker non-vote will each have the same legal effect as a vote cast AGAINST the ratification of the appointment of the independent auditors.

         A representative of Grant Thornton LLP is expected to be present at the annual meeting with the opportunity to make a statement and to respond to appropriate questions.

Recommendation of the Board of Directors

         The board of directors of the Company recommends a vote for the ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending May 31, 2003.

                                 ANNUAL REPORT

         All stockholders of record as of the record date, have been sent, or are concurrently herewith being sent, a copy of the Company's 2002 Annual Report on Form 10-K for the 2002 fiscal year.

         Any stockholder of the Company may obtain without charge additional copies of the Company's annual report on form 10-K for the 2002 fiscal year (without exhibits), as filed with the Securities and Exchange Commission, by writing to stockholder information, E-Z-EM, Inc., 717 Main Street, Westbury, New York 11590-5021.

                             STOCKHOLDER PROPOSALS

         In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than May 20, 2003.

                                 OTHER MATTERS

         As of the date of this proxy statement, management knows of no matters other than those set forth herein which will be presented for consideration at the meeting. If any other matter or matters are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

                      WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. We maintain a website at www.ezem.com. The information contained in our website is not incorporated in this proxy statement by reference and you should not consider it a part of this proxy statement.

         You may request a copy of our recent Securities and Exchange Commission filings, at no cost, by writing or telephoning us at the following address and telephone number:

                            Stockholder Information
                                 E-Z-EM, Inc.
                                717 Main Street
                         Westbury, New York 11590-5021
                           Telephone: (516) 333-8230

         If you would like to request documents, including any documents we may subsequently file with the Securities and Exchange Commission before the annual meeting, please do so by September 30, 2002 so that you will receive them before the annual meeting.

         This proxy statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement nor any distribution of securities pursuant to the recapitalization merger described in this proxy statement shall, under any circumstances, create any implication that there has been no change in the information set forth in this proxy statement or in our affairs since the date of this proxy statement.

         You should rely only on the information contained or incorporated in this proxy statement to vote on the matters presented to you for your approval. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated September 13, 2002. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and neither the mailing of the proxy statement to stockholders nor the issuance of common stock in the recapitalization merger shall create any implication to the contrary.

                                                                       ANNEX A


July 23, 2002


The Board of Directors
E-Z-EM, Inc.
717 Main Street
Westbury, NY 11590

Dear Board Members:

We understand that E-Z-EM, Inc. (the "Company") proposes to effect a recapitalization of its currently outstanding Class A common stock and Class B common stock into a single class of common stock through a merger (the "Merger") of a newly formed wholly owned subsidiary of the Company with and into the Company, with the Company continuing as the surviving corporation in the Merger. As a result of the Merger, each outstanding share of Class A Common Stock and each outstanding share of Class B Common Stock of the Company would be converted into one share (the "Merger Consideration") of a new single class of common stock of the Company. The Merger and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the "Transaction."

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

         1. reviewed the Company's Form 10-K for the fiscal year ended June 2, 2001, and the Company's Form 10-Q for the period ended March 2, 2002, which the Company's management has indicated is the most recently available financial information;

         2.   reviewed the Company's Proxy Statement filed October 30, 2001;

         3. reviewed the Company's internal financial forecast and budget for the fiscal years ending May 2002 and 2003;

         4. reviewed the Company's Restated Certificate of Incorporation, as amended;

         5.   reviewed the Company's Bylaws, as amended, through August 1993;

The Board of Directors
E-Z-EM, Inc.
July 23, 2002
Page 2



         6. reviewed the minutes of the Company's board of directors meetings on August 21, 1992 and September 22, 1992;

         7.   reviewed the Company's Proxy Statement filed September 28, 1992;

         8. reviewed a schedule of Estimated Stock Holdings of E-Z-EM as of May 28, 2002, provided by management of the Company;

         9. reviewed a schedule of outstanding stock options granted to management and directors of the Company, as of June 1, 2002;

         10. reviewed a draft, dated July 23, 2002, of the Company's Proxy Statement to be filed in conjunction with the Transaction;

         11. reviewed a draft, dated July 23, 2002, of the Company's Agreement and Plan of Merger and Recapitalization in conjunction with the Transaction;

         12. met and interviewed certain members of the senior management of the Company to discuss the operations, financial condition, capital structure, future prospects and projected operations and performance of the Company;

         13. reviewed certain publicly available financial data, including current and historical equity trading prices for the Company and for certain companies that we deem comparable to the Company, and reviewed publicly available information regarding transactions that we consider similar to the Transaction; and

         14. conducted such other studies, analyses and inquiries as we deemed appropriate.


We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter. We have also assumed that the Transaction will qualify as a tax-free exchange and recapitalization for federal income tax purposes.

The Board of Directors
E-Z-EM, Inc.
July 23, 2002
Page 3



We note that we are not legal or tax experts and have relied upon, without assuming any responsibility or liability for independent verification, the assessment of the Company's legal and tax advisors with respect to the legal and tax matters related to the Transaction.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Merger Consideration to be received by stockholders of each class of the Company's common stock in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                                                                        ANNEX B

               AGREEMENT AND PLAN OF MERGER AND RECAPITALIZATION

         AGREEMENT AND PLAN OF MERGER AND RECAPITALIZATION, dated as of July 25, 2002 (this "Agreement"), between E-Z-EM, Inc., a Delaware corporation (the "Company"), and E-Z-EM Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub").

         WHEREAS, the total number of shares of all classes of capital stock that the Company has the authority to issue is 17,000,000, consisting of 1,000,000 shares of Preferred Stock, par value $.10 per share (the "Preferred Stock"), none of which is outstanding as of the date hereof, and 16,000,000 shares of common stock, consisting of 6,000,000 shares of Class A Common Stock, par value $.10 per share (the "Class A Common Stock"), of which 4,001,341 shares are outstanding as of the date hereof, and 10,000,000 shares of Class B Common Stock, par value $.10 per share (the "Class B Common Stock"), of which 5,990,974 shares are outstanding as of the date hereof; and the total number of shares of all classes of stock that Merger Sub has authority to issue is one share of common stock, par value $0.01 per share (the "Merger Sub Common Stock"), of which one share is issued and outstanding and owned by the Company as of the date hereof;

         WHEREAS, the Company desires that Merger Sub merge with and into the Company (hereinafter, in such capacity, sometimes referred to as the "Surviving Corporation"), upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), in accordance with the Delaware General Corporation Law (the "DGCL");

         WHEREAS, the Company desires that pursuant to this Agreement and as a result of the Merger: (i) each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time (as defined below) of the Merger, will, upon the terms and subject to the conditions and limitations set forth herein, be converted into and become one share of a new class of common stock, par value $0.10 per share, of the Surviving Corporation (the "New Common Stock") and (ii) each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, will, upon the terms and subject to the conditions and limitations set forth herein, be converted into and become one share of New Common Stock;

         WHEREAS, a Special Committee of the Board of Directors of the Company, comprised of independent, outside members of the Board of Directors, was formed for the purpose of reviewing, evaluating, negotiating and making recommendations to the full Board of Directors of the Company regarding the proposed recapitalization of the Company and such Special Committee, with the advice and assistance of its financial advisor, Houlihan Lokey Howard & Zukin Financial Advisors, Inc., has recommended to the full Board of Directors of the Company that the proposed recapitalization of the Company be effected by means of the Merger contemplated hereby, substantially upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Boards of Directors of the Company and Merger Sub have by resolutions duly adopted, approved the terms of this Agreement and of the Merger, have declared the advisability of this Agreement and of the Merger and determined them to be fair to, and in the best interests of, the Company and Merger Sub, and have directed the submission of this Agreement to their respective stockholders for approval;

         WHEREAS, the Board of Directors of the Company, as the sole stockholder of Merger Sub, has by resolutions duly adopted approved and adopted the terms of this Agreement and of the Merger;

         WHEREAS, the Merger is intended to constitute a reorganization of the Company within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE in consideration of the premises and the mutual agreements and provisions herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER

         Section 1.1   The Merger.

               (a) Upon the terms and subject to the conditions of this Agreement, Merger Sub shall be merged with and into the Company in accordance with the DGCL, the separate existence of Merger Sub shall cease, and the Company shall be the Surviving Corporation of the Merger. The Merger shall become effective at such time as a certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

               (b) At and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the foregoing and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Sub, all as provided under the DGCL.

         Section 1.2   Effect of the Merger.  At the Effective Time:

               (a) Each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any further action by the holder thereof or the Surviving Corporation, be converted into and become one fully paid and nonassessable share of New Common Stock. Each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any further action by the holder thereof or the Surviving Corporation, be converted into and become one fully paid and nonassessable share of New Common Stock.

               (b) Each share of Class A Common Stock, if any, held in the treasury of the Company or by any wholly owned subsidiary of the Company shall, by virtue of the Merger and without any further action by the holder thereof or the Surviving Corporation, be converted into and become one fully paid and nonassessable share of New Common Stock. Each share of Class B Common Stock, if any, held in the treasury of the Company or by any wholly owned subsidiary of the Company shall, by virtue of the Merger and without any further action by the holder thereof or the Surviving Corporation, be converted into and become one fully paid and nonassessable share of New Common Stock.

               (c) Each share of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any further action by the holder thereof, be cancelled and retired and cease to exist, without any consideration therefor.

               (d) Each certificate representing prior to the Effective Time any shares of Class A Common Stock or Class B Common Stock shall thereafter represent only the shares of New Common Stock into which such shares of Class A Common Stock or Class B Common Stock are so converted.

               (e) From and after the Effective Time, the Certificate of Incorporation of the Company as in effect immediately prior thereto, shall continue to be the certificate of incorporation of the Surviving Corporation, until duly altered, amended or repealed in accordance with the provisions thereof and applicable law; provided, however, that Article 4 thereof shall be amended to read in its entirety as set forth on Exhibit I hereto.

               (f) From and after the Effective Time, the By-Laws of the Company as in effect immediately prior thereto shall continue to be the By-Laws of the Surviving Corporation, until duly altered, amended or repealed in accordance with the provisions thereof, the Certificate of Incorporation of the Company and applicable law.

               (g) The directors and officers of the Company immediately prior to the Effective Time shall continue to be the directors and officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified in accordance with the By-Laws of the Company and applicable law.

          Section 1.3  Exchange of Certificates.

               (a) From and after the Effective Time, each holder of a certificate which immediately prior to the Effective Time represented outstanding shares of Class A Common Stock or Class B Common Stock of the Company shall be entitled to receive in exchange therefor, upon surrender thereof to the Company, a certificate or certificates representing the number of shares of New Common Stock into which such holder's shares of Class A Common Stock or Class B Common Stock were converted. Promptly after the Effective Time, the Company shall mail or cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Class A Common Stock or Class B Common Stock a letter of transmittal and instructions for use in effecting the surrender and exchange of certificates.

               (b) No dividends or other distributions with respect to shares of New Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered certificate with respect to the shares of New Common Stock represented thereby by reason of the conversion of shares of Class A Common Stock or Class B Common Stock pursuant to Sections 1.2(a) and 1.3 hereof until such certificate is surrendered in accordance with this
Article I. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder in whose name the shares of New Common Stock are registered the amount of any dividends or other distributions (without interest) which theretofore became payable, but which were not paid by reason of the foregoing.

               (c) From and after the Effective Time, the Company shall be entitled to treat the certificates for shares of Class A Common Stock and Class B Common Stock which have not yet been surrendered for exchange as evidencing the ownership of the number of shares of New Common Stock into which the shares of Class A Common Stock or Class B Common Stock shall have been converted. Notwithstanding the foregoing, neither the Company nor Merger Sub shall be liable to any holder of shares of Class A Common Stock or Class B Common Stock for any shares of New Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          Section 1.4 Stock Options. At the Effective Time, each outstanding option to purchase Class A Common Stock or Class B Common Stock granted under the Company's stock option plans (collectively, "Options") shall, by virtue of this Agreement and the provisions of such option plans, and without any action on the part of the holder thereof, be converted into and become an Option to purchase the same number of shares of New Common Stock at the same exercise price per share and on the same terms and conditions as in effect immediately prior to the Effective Time.

                                  ARTICLE II

                                   COVENANTS

          Section 2.1 Submission to Stockholders. The Company, acting through its Board of Directors, shall, to the extent reasonably practicable, cause the approval and adoption of this Agreement to be submitted to a vote of stockholders at the Company's 2002 Annual Meeting of Stockholders or, if such proposal shall not have been submitted to a vote of stockholders at such Annual Meeting for any reason, the Company, acting through its Board of Directors, shall duly call, give notice of, convene and hold, a special meeting of stockholders for the purpose of considering and voting upon the approval and adoption of this Agreement and shall submit this Agreement to the holders of the Company's Class A Common Stock for adoption at such special meeting of stockholders.

                                  ARTICLE III

                           CONDITIONS TO THE MERGER

          Section 3.1 Conditions to the Obligations of the Company and Merger Sub. The respective obligations of the Company and Merger Sub to consummate the Merger are subject to the satisfaction of, or to the extent permitted by applicable law, the waiver by the Company on or prior to the Effective Time of each of the following conditions:

               (a) adoption of this Agreement shall have been approved by the affirmative vote of the holders of (i) sixty-six percent (66%) of the shares of Class A Common Stock actually being voted at a stockholders meeting and
(ii) a majority of the shares of Class A Common Stock outstanding.

               (b) no laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Federal, state, local or foreign government, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity") of competent jurisdiction shall be in effect having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Merger shall have been instituted by any or before any court, arbitrator or governmental body, agency or official and be pending which would cause the Board of Directors of the Company to determine that the consummation of the Merger is no longer advisable;

               (c) the New Common Stock to be issued pursuant to this Agreement and upon exercise of Options shall have been approved for listing on the American Stock Exchange, subject to official notice of issuance; and

               (d) all (i) actions by or in respect of or filings with, and
(ii) material licenses, permits, consents, approvals, authorizations, qualifications and orders of, any Governmental Entity or third party required to permit the consummation of the transactions contemplated by this Agreement shall have been obtained, other than those that would not reasonably be expected to have a material adverse affect on the Company or its ability to consummate the transactions contemplated by this Agreement.

                                  ARTICLE IV

                                  TERMINATION

          Section 4.1 Termination. To the fullest extent permitted by the DGCL, this Agreement may be terminated, and the Merger and other actions herein provided for may be abandoned, by the Board of Directors of the Company in its sole discretion at any time prior to the Effective Time, notwithstanding any approval of this Agreement by the stockholders of either or both of the Company or Merger Sub.

          Section 4.2 Effect of Termination. If this Agreement is terminated pursuant to Section 4.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

                                   ARTICLE V

                                 MISCELLANEOUS

          Section 5.1 Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

         To the Company or Merger Sub:

                         E-Z-EM, Inc.
                         717 Main Street
                         Westbury, New York 11590
                         Tel: (516) 333-8230
                         Attn: General Counsel

          Section 5.2 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

          Section 5.3 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware.

          Section 5.4 Amendment and Waiver. No amendment of this Agreement will be effective unless provided in writing signed by each of the parties hereto. It being understood that any amendment of this Agreement by the Company must be authorized and approved by the Special Committee of the Board of Directors. Any provision hereof may be waived, at any time prior to the Effective Time, notwithstanding any approval of this Agreement by the stockholders of either or both of the Company and Merger Sub.

          Section 5.5 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

                           [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
                                     E-Z-EM, INC.


                                     By:  /s/ Anthony A. Lombardo
                                          -------------------------------------
                                          Anthony A. Lombardo
                                          President and Chief Executive Officer


                                     E-Z-EM MERGER SUB, INC.


                                     By:  /s/ Anthony A. Lombardo
                                          -------------------------------------
                                          Anthony A. Lombardo
                                          President

                                                           EXHIBIT I TO ANNEX B


                           ARTICLE 4 OF THE AMENDED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                 E-Z-EM, INC.
                       AS PROPOSED TO BE AMENDED AT THE
                         EFFECTIVE TIME OF THE MERGER

         "4. AUTHORIZED CAPITAL. The total number of shares of all classes of capital stock that the Company shall have authority to issue shall be 17,000,000, consisting of 1,000,000 shares of preferred stock, par value $.10 per share ("Preferred Stock"), and 16,000,000 shares of common stock, par value $.10 per share ("Common Stock"). The Board of Directors shall have the power by resolution to (i) provide for the issuance of shares of Preferred Stock in series, (ii) determine the number of shares in any such series and
(iii) fix the designations, preferences, qualifications, limitations, restrictions, and special or relative rights applicable to the Preferred Stock or any series thereof."

                                                                  EXHIBIT 99.1


                                 E-Z-EM, Inc.

                 Proxy for the Annual Meeting of Stockholders
                        to be held on October 15, 2002

         This Proxy is solicited on behalf of the Board of Directors of E-Z-EM, Inc. for the 2002 Annual Meeting of Stockholders to be held on October 15, 2002. The 2002 Annual Meeting of Stockholders will be held at the Long Island Marriott, 101 James Doolittle Boulevard, Uniondale, New York, on Tuesday, October 15, 2002, at 10:00 a.m., local time.

         The undersigned, a holder of Class A common stock of E-Z-EM, Inc., hereby appoints Anthony A. Lombardo and Dennis J. Curtin, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Class A common stock of the Company which the undersigned would be entitled to vote if personally present at the 2002 Annual Meeting of Stockholders, and at any adjournment or postponement thereof, in all matters indicated on the reverse side hereof, and with discretionary authority to vote as to any other matters that may properly come before such meeting.

           IMPORTANT - This Proxy is continued on the reverse side. Please sign and date on the reverse side and return today.

                            DETACH PROXY CARD HERE
-------------------------------------------------------------------------------

         This Proxy, when properly signed, will be voted in the manner directed. If no direction is given, this Proxy will be voted FOR each of the proposals.


1. To elect Howard S. Stern, David P. Meyers and George P. Ward as Class III directors of the Company, each for a term of three years, and Robert J. Beckman as a Class II director of the Company, for a term of two years (Proposal No. 1).

|_|  FOR        |_|      WITHHOLD AUTHORITY          Authority withheld for the
                                                     following nominee(s) only:
                                                     (Write the name(s) of such
                                                     nominee(s) in the
                                                     space provided below)

                                                     ____________________


2. To approve and adopt the Agreement and Plan of Merger and Recapitalization, dated as of July 25, 2002, by and between E-Z-EM, Inc. and E-Z-EM Merger Sub, Inc., a wholly owned subsidiary of E-Z-EM, Inc., which provides, among other things, for the merger of E-Z-EM Merger Sub, Inc. with and into E-Z-EM, Inc. (Proposal No. 2).

|_|  FOR                  |_|  AGAINST                          |_|  ABSTAIN

3. To ratify the appointment of Grant Thornton LLP as the independent auditors of E-Z-EM, Inc. for the fiscal year ending May 31, 2003 (Proposal No. 3).

|_|  FOR                  |_|  AGAINST                          |_|  ABSTAIN

         Please mark, date and sign exactly as name appears hereon. Joint owners should each sign. When signing as an executor, corporate officer or in any other representative capacity, please give full title as such.


                                           Dated:  _____________________, 2002


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                                           SIGNATURE(S)